                                                                 Exhibit 10.1(n)




                              AMENDED AND RESTATED

                          TALON AUTOMOTIVE GROUP, INC.

                                  $100,000,000

                                CREDIT AGREEMENT

                                      WITH

                                  COMERICA BANK

                                    AS AGENT

                                FEBRUARY 16, 2001
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                               TABLE OF CONTENTS

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1.  DEFINITIONS...................................................................................    1

2.  THE INDEBTEDNESS..............................................................................   21
    2.1     Commitments...........................................................................   21
    2.2     Swing Loan............................................................................   21
    2.3     Notes.................................................................................   22
    2.4     Types of Loans and Maturity...........................................................   22
    2.5     Requests for Loans....................................................................   22
    2.6     Disbursement of Loans.................................................................   23
    2.7     Facility Fees.........................................................................   24
    2.8     Optional Reduction or Termination of Revolving Loan Commitment........................   24
    2.9     Purpose of Loans......................................................................   25
    2.10    Prepayment and Readvances.............................................................   25
    2.11    Currency Appreciation; Reduction of Indebtedness......................................   25
    2.12    Swing Loan Refunding..................................................................   25
    2.13    Account Netting.......................................................................   26

3.  LETTERS OF CREDIT.............................................................................   26
    3.1      Letters of Credit....................................................................   26
    3.2      Conditions to Issuance...............................................................   27
    3.3      Participations in Letters of Credit..................................................   27
    3.4      Letter of Credit Fees................................................................   28
    3.5      Issuance Fees........................................................................   28
    3.6      Draws Under Letters of Credit........................................................   28
    3.7      Funding of Letter of Credit Payment as Advance.......................................   29
    3.8      Obligations Irrevocable..............................................................   29
    3.9      Risk Under Letters of Credit.........................................................   30
    3.10     Indemnification......................................................................   31
    3.11     Right of Reimbursement...............................................................   31

4.  INTEREST, FEES AND INTEREST CALCULATION, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS...........   31
    4.1      Interest.............................................................................   31
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    4.2      Basis of Computation.................................................................   32
    4.3      Conversion and Renewal of Loans......................................................   32
    4.4      Prepayments..........................................................................   32
    4.5      Mandatory Repayments.................................................................   33

5.  SPECIAL PROVISIONS FOR LOANS..................................................................   33
    5.1      Reimbursement of Prepayment Costs....................................................   33
    5.2      Eurocurrency Lending Offices.........................................................   33
    5.3      Circumstances Affecting Eurocurrency-based Availability..............................   33
    5.4      Laws Affecting Eurocurrency-based Loan Availability..................................   34
    5.5      Increased Costs......................................................................   34
    5.6      Availability of Alternative Currency.................................................   35
    5.7      Refunding Advances in Same Currency..................................................   35
    5.8      Judgment Currency....................................................................   35

6.  PAYMENTS......................................................................................   36
    6.1      Payment Procedure....................................................................   36
    6.2      Application of Proceeds..............................................................   36
    6.3      Pro-rata Recovery....................................................................   37
    6.4      Deposits and Accounts................................................................   37
    6.5      Net Payments.........................................................................   37
    6.6      Tax Treaty Certificate...............................................................   38
    6.7      Replacement of Banks.................................................................   38

7.  CONDITIONS....................................................................................   39
    7.1      Conditions Precedent To Initial Loans and Closing Date...............................   39
             (a)      Documents Executed and Filed................................................   39
             (b)      Previously Executed And/Or Delivered Documents..............................   39
             (c)      Amendment Fee...............................................................   39
             (d)      Agent's Fee.................................................................   39
             (e)      Opinion of Borrower's Counsel...............................................   40
             (f)      Approval of Agent's Counsel.................................................   40
    7.2      Conditions Precedent to All Loans....................................................   40
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             (a)      Effectiveness...............................................................   40
             (b)      No Default; Representations and Warranties..................................   40
             (c)      Adverse Change, etc.........................................................   40
             (d)      Enforceability of Documents.................................................   40

8.  REPRESENTATIONS AND WARRANTIES................................................................   40
    8.1      Corporate Status.....................................................................   40
    8.2      Corporate Power and Authority; Business..............................................   41
    8.3      No Violation.........................................................................   41
    8.4      Litigation...........................................................................   41
    8.5      Use of Proceeds......................................................................   41
    8.6      Governmental Approvals, etc..........................................................   41
    8.7      True and Complete Disclosure.........................................................   41
    8.8      Financial Statements.................................................................   42
    8.9      Security Interests...................................................................   42
    8.10     Tax Returns and Payments.............................................................   42
    8.11     Patents, etc.........................................................................   42
    8.12     Compliance with Laws, etc............................................................   42
    8.13     Properties...........................................................................   42
    8.14     Collective Bargaining Agreements.....................................................   42
    8.15     Indebtedness Outstanding.............................................................   43
    8.16     Environmental Protection.............................................................   43
    8.17     Senior Subordinated Debt Documents...................................................   44
    8.18     ERISA................................................................................   44
    8.19     Survival of Representations and Warranties...........................................   45

9.  AFFIRMATIVE COVENANTS.........................................................................   45
    9.1      Reporting Requirements Covenants.....................................................   45
    9.2      Insurance............................................................................   47
    9.3      Books, Records and Inspections.......................................................   47
    9.4      Payment of Taxes and Utilities.......................................................   48
    9.5      Compliance with Statutes, etc........................................................   48
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    9.6      Performance of Obligations...........................................................   48
    9.7      End of Fiscal Years; Fiscal Quarters.................................................   48
    9.8      Environmental Events.................................................................   48
    9.9      Further Guarantees and Liens.........................................................   49
    9.10     Compliance with Formula Amount.......................................................   49
    9.11     Construction Liens...................................................................   49
    9.12     Defend Title.........................................................................   49
    9.13     ERISA................................................................................   49

10. NEGATIVE COVENANTS............................................................................   50
    10.1     Changes in Business..................................................................   50
    10.2     Liens................................................................................   50
    10.3     Indebtedness.........................................................................   50
    10.4     Financial Covenants..................................................................   51
    10.5     Dividends............................................................................   53
    10.6     Stock Acquisition....................................................................   53
    10.7     Extension of Credit..................................................................   53
    10.8     Guarantee Obligations................................................................   53
    10.9     Subordinate Indebtedness.............................................................   53
    10.10    Property Transfer, Merger or Lease-Back..............................................   53
    10.11    Acquisitions.........................................................................   54
    10.12    Sale or Discount of Receivables......................................................   54
    10.13    Other Agreements.....................................................................   55
    10.14    Use of Loan Proceeds.................................................................   55
    10.15    Management Fees and Dividend.........................................................   55
    10.16    Capital Expenditures.................................................................   55

11. DEFAULTS......................................................................................   55
    11.1     Failure to Pay Monies Due............................................................   55
    11.2     Misrepresentation....................................................................   55
    11.3     Noncompliance with Agreement.........................................................   55
    11.4     Other Defaults.......................................................................   56
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    11.5     Judgments............................................................................   56
    11.6     Business Suspension, Bankruptcy, Etc.................................................   56
    11.7     Change of Control....................................................................   56
    11.8     Repudiations, Revocations, Etc.......................................................   56
    11.9     Inadequate Funding or Termination of Employee Benefit Plan(s)........................   57
    11.10    Occurrence of Certain Reportable Events..............................................   57
    11.11    Exercise of Remedies.................................................................   57
    11.12    Waiver of Defaults...................................................................   57

12. AGENT.........................................................................................   58
    12.1     Appointment of Agent.................................................................   58
    12.2     Deposit Account with Agent...........................................................   58
    12.3     Exculpatory Provisions...............................................................   58
    12.4     Successor Agents.....................................................................   59
    12.5     Right of Agent as Bank...............................................................   59
    12.6     Credit Decisions.....................................................................   59
    12.7     Notices by Agent.....................................................................   59
    12.8     Agent's Fees.........................................................................   59
    12.9     Nature of Agency.....................................................................   59
    12.10    Actions; Confirmation of Agent's Authority to Act in Event of Default................   59
    12.11    Authority of Agent to Enforce Notes And This Agreement...............................   60

13. MISCELLANEOUS.................................................................................   60
    13.1     Law of Michigan; Submission to Jurisdiction..........................................   60
    13.2     Agent's Costs and Expenses...........................................................   60
    13.3     Notices..............................................................................   61
    13.4     Further Action.......................................................................   61
    13.5     Successors and Assigns...............................................................   61
             (a)      Assignments.................................................................   61
             (b)      Participations..............................................................   62
    13.6     Indulgence...........................................................................   62
    13.7     Counterparts.........................................................................   62
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    13.8     Entire Agreement; Amendments; Waivers; Consents......................................   62
    13.9     Confidentiality......................................................................   63
    13.10    Interest.............................................................................   63
    13.11    Jury Waiver..........................................................................   64
    13.12    Conflicts............................................................................   64
    13.13    Effective Upon Execution.............................................................   64
    13.14    Collateral Valuations................................................................   64
    13.15    WAIVER OF CLAIMS.....................................................................   64
    13.16    Written Modifications................................................................   65
    13.17    Additional Documentation.............................................................   65
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                              AMENDED AND RESTATED

                          TALON AUTOMOTIVE GROUP, INC.

                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, made as of the 16th day of February, 2001, between TALON AUTOMOTIVE GROUP, INC. a Michigan corporation ("TAG"), VELTRI METAL PRODUCTS CO., a Nova Scotia corporation ("Veltri", called together with TAG, the "Borrowers" and either one referred to individually herein as a "Borrower") each of the "Banks" party hereto, and COMERICA BANK, a Michigan banking corporation as agent for the Banks (in such capacity, "Agent").

         WHEREAS, Borrowers, Agent and the Banks entered into a certain Credit Agreement dated as of April 28, 1998, a certain First Amendment to Credit Agreement dated as of August 31, 1998, a certain Second Amendment to Credit Agreement dated as of March 26, 1999, a certain Third Amendment to Credit Agreement dated as of December 30, 1999, a certain Fourth Amendment to Credit Agreement dated as of February 15, 2000, a certain Fifth Amendment to Credit Agreement dated as of June 27, 2000, a certain Sixth Amendment to Credit Agreement dated as of August 11, 2000, a certain Seventh Amendment to Credit Agreement dated as of September 29, 2000 and a certain Eighth Amendment to Credit Agreement dated as of October 27, 2000 (as so amended, the "Prior Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Agent, on behalf of the Banks, certain security for such indebtedness and obligations;

         WHEREAS, Borrowers have requested Agent and Banks to amend certain provisions of the Agreement; and

         WHEREAS, Agent and the Banks constituting the Majority Banks are willing to do so, but only on the terms and conditions set forth herein;

         NOW, THEREFORE, it is agreed that the Prior Agreement is hereby amended and restated in its entirety as follows:

1.       DEFINITIONS

         For the purposes of this Agreement the following terms (when capitalized) will have the following meanings:

         1.1 "Access Agreement" shall mean the Access and Security Agreement among Borrower, Agent and Designated Customers dated as of even date herewith.

         1.2 "Accounts" means, with respect to any Person, all accounts receivable, monies and book debts at any time owed to such Person, and all instruments, chattel paper and other documents evidencing or securing any such accounts receivable, monies or book debts.

         1.3 "Acknowledgement of Leasehold Mortgage" shall mean, with respect to any Leasehold Real Estate of any Person, an agreement between the landlord, the registered

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encumbrancers with respect to the landlord's title to such Leasehold Real
Estate, the Agent and such Person (in its capacity as tenant) with respect to the priority of, and the enforcement procedures relating to, the Mortgage registered against such Leasehold Real Estate.

         1.4 "Advance" shall mean a borrowing requested by a Borrower and made by the Banks (or, in the case of the Swing Loans, made by Agent or the Canadian Swingline Lender, as applicable), or otherwise made by Banks in the absence of such a request pursuant to Section 2.10 hereof.

         1.5 "Affiliate" shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         1.6 "Affiliate Loans" shall mean the following described unsecured loans from time to time made by a Borrower to another Loan Party, to the extent that the obligation with respect to such Loan is pledged to Agent on behalf of the Banks and is subordinated to such Loan Party's obligations under the Documents, all pursuant to documents and agreements satisfactory to Agent:

              (a) a loan of Ten Million Dollars ($10,000,000) loan owing by Veltri to VS as of the date of the Prior Agreement;

              (b) Twenty Five Million Dollars ($25,000,000) of the proceeds of Senior Subordinated Notes borrowed by Veltri from TAG as of the date of the Prior Agreement for the purpose of repaying indebtedness of Veltri that was then existing; and

              (c) additional Affiliate Loans in aggregate amount at any time outstanding not to exceed Fifteen Million Dollars ($15,000,000).

         1.7 "Agent" shall mean Comerica Bank in its capacity as Agent hereunder or any successor appointed in accordance with Section 12.4 hereof.


         1.8 "Agent's Fees" shall mean those fees and expenses required to be paid by Borrowers to Agent for Agent's sole account under Section 12.8 hereof.

         1.9 "Agreement" shall mean this Agreement as amended from time to time in accordance with the terms hereof.

         1.10 "Alternate Base Rate" shall mean, for any day, one percent (1%) plus:

              (a) in the case of any calculation of the Prime-based Rate for an Advance denominated in Dollars, the Federal Funds Effective Rate; and


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              (b) in the case of any calculation of the Prime-based Rate for an
Advance denominated in Canadian Dollars, the BA Rate.

         1.11 "Alternative Currency" shall mean Canadian Dollars or any other currency approved in writing by all of the Banks.

         1.12 "Applicable Interest Rate" shall mean:

              (a) in the case of any Swing Loan, the Prime-based Rate, or such other rate of interest that the Agent or Canadian Swingline Lender (as applicable) in its sole discretion quotes to TAG or Veltri for the relevant Advance for such period as Agent or the Canadian Swingline Lender is willing (in its sole discretion) to offer such rate of interest for such Advance; and

              (b) with respect to all other Loans, the Eurocurrency-based Rate or the Prime-based Rate, as selected by a Borrower from time to time or otherwise determined pursuant to the terms and conditions of this Agreement.

         1.13 "Applicable Margin" shall mean: (i) two and three-quarters (2 3/4%) per annum with respect to any Prime-based Loan under the Swing Loan provided by the Canadian Swingline Lender and one and three- quarters percent (1 3/4%) per annum with respect to any other Prime-based Loan under this Agreement,
(ii) three and three-quarter percent (3 3/4%) per annum with respect to any Eurocurrency-based Loan or Letter of Credit Fee, and (iii) one-half percent (1/2%) per annum with respect to Facility Fee payments described in clause (a) of Section 2.7 of this Agreement.

         1.14 "Assignment Agreement" shall mean an assignment agreement executed by a Bank and delivered to Agent pursuant to Section 13.5(a) hereof, in the form attached as Exhibit "A" hereto.

         1.15 "BA Rate" shall mean, for any day, the arithmetic average of the bankers acceptance rates for one month periods which appear on the Reuter's Screen CDOR Page at 10:00 a.m. Toronto time (as determined by Agent), or if such day is not a Business Day then on the immediately preceding Business Day.

         1.16 "Banks" shall mean each Bank signatory hereto, and each other Person who becomes a Bank pursuant to Section 13.5(a) hereof.

         1.17 "Bond Settlement Documents" shall mean in the alternative, agreements with holders of Senior Subordinated Notes pursuant to which not less than seventy six percent (76%) of the holders of the Senior Subordinated Notes (with such percentage determined by reference to the aggregate face amounts thereof bound by such agreements):

              (a) agree to: (i) not take any action to collect on the Senior Subordinated Notes, including, without limitation, instructing the indenture trustee thereof on how to proceed in the exercise of any remedies, (ii) if and when reasonably appropriate, use best efforts to give instructions to such trustee to desist from taking action that is inconsistent with such agreement, and (iii) not join in, cooperate with or encourage the exercise of rights or remedies by any other

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holder of the Senior Subordinated Notes, by such trustee or by any other creditor of the Borrowers (or by any representative of, or fiduciary for, any of them), including an involuntary bankruptcy proceeding or other insolvency proceeding; or (b) agree to exchange such Senior Subordinated Notes for equity in TAG and/or new notes upon terms and conditions satisfactory to the Majority Banks. It being acknowledged that, in connection with any consent to such terms and conditions, Agent and Majority Banks may, in their discretion, require amendments to provisions of this Agreement deemed by them to be impacted by such exchange of Senior Subordinated Notes, including (without limitation) financial covenants set forth in this Agreement and/or the methods and/or amounts utilized in the calculation thereof.

         1.18 "Borrowing Base" shall mean, as of any date, the sum of:

              (a) (i) ninety percent (90%) of the positive difference between the Designated Eligible Accounts of each Designated Customer and the Designated Customer Offsets for such Designated Customer, and (ii) eighty five percent (85%) of the Eligible Accounts Receivable, plus

              (b) (i) seventy percent (70%) of the value of the Designated Eligible Inventory, and (ii) fifty percent (50%) of the value of the Eligible Inventory, plus

              (c) the lesser of Ten Million Dollars ($10,000,000) or fifty percent (50%) of the Eligible Tooling Invoices, plus

              (d) seventy five percent (75%) of the net realizable value of Eligible Real Estate, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent identifying the net realizable value for such Eligible Real Estate, plus

              (e) (i) (x) for the period commencing June 1, 2001 and ending September 30, 2001 only, the lesser of ninety and two-tenths percent (90.2%) of the forced liquidation value of Eligible Equipment, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent for such Eligible Equipment or Three Million Five Hundred Thousand Dollars ($3,500,000) in excess of the amount determined under clause (y) of this subsection (e)(i) below, and (y) at all other times eighty percent (80%) of the forced liquidation value of Eligible Equipment, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent for such Eligible Equipment, plus (ii) sixty percent (60%) of the net book value (adjusted monthly upon the delivery of financial statements) of Eligible Equipment acquired after the last delivery of an appraisal of Eligible Equipment, satisfactory to Agent.

         1.19 "Buildings and Fixtures" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on the Leasehold Real Estate or on the Real Estate, or both, as the context requires.

         1.20 "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, Michigan and: (a) when used in reference to any Eurocurrency-based Loan, also a day on which dealings are made in deposits in the relevant eurocurrency in the London interbank market; and (b) when used in reference to any Swing Loan

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to be made by the Canadian Swingline Lender, also a day on which the Canadian
Swingline Lender is open for commercial business in Toronto, Ontario.

         1.21 "Canadian Dollars" and "$Cd" shall mean lawful currency of Canada.

         1.22 "Canadian Swingline Lender" shall mean National Bank of Canada.

         1.23 "Change in Control" shall mean the occurrence of either of the following, unless such occurrence arises out of the performance of Bond Settlement Documents:

              (a) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, a majority (on a fully diluted basis) of the issued and outstanding shares of voting stock of TAG; and

              (b) any "Change of Control" as defined in the Senior Subordinated
Note Indenture.

         1.24 "Closing Checklist" shall mean the closing checklist attached hereto as Exhibit "B".

         1.25 "Closing Date" shall mean the date, on or before February _____, 2001, on which the conditions of Section 7.1 hereof have been satisfied.

         1.26 "Collateral" means all Stock, Accounts, Inventory, Intellectual Property, Equipment, Buildings and Fixtures, Leasehold Real Estate, Real Estate, and all books, records, instruments, chattel paper, negotiable documents of title, intangibles and proceeds of each Loan Party, including any bank accounts and deposits therein, and any substitutions for, or replacements of, any of the foregoing.

         1.27 "Customer Agreement" shall mean that certain Accommodation Agreement as of even date herewith among Borrowers, Agent and Designated Customers.

         1.28 "Default" shall mean an event, occurrence or circumstance which, with the giving of notice and/or passage of time, would constitute an Event of Default.

         1.29 "Default Rate" shall mean, with respect to any Loan, two percent (2%) plus its Applicable Interest Rate.

         1.30 "Designated Customer Offset" shall mean, at any time, the right of a Designated Customer under a Customer Agreement to offset, against the Designated Eligible Accounts owed by such Designated Customer from time to time, Permitted Setoffs (as defined in the Customer Agreements).

         1.31 "Designated Customers" shall mean, so long as the Customer Agreement to which they are party remains in full force and effect, General Motors Corporation and/or any of its Affiliates or subsidiaries and DaimlerChrysler Corporation and/or any of its Affiliates or subsidiaries.


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         1.32 "Designated Eligible Accounts" shall mean Accounts which:

              (a) are from time to time owing to a Borrower by a Designated Customer;

              (b) payment of which is subject to the terms of a Customer Agreement; and

              (c) would satisfy all of the requirements for Eligible Accounts in the absence of the Designated Customer Offset provided for in the relevant Customer Agreement.

         1.33 "Designated Eligible Inventory" shall mean Inventory which:

              (a) is subject to a repurchase obligation of a Designated Customer pursuant to a Customer Agreement and such Designated Customer has agreed to waive all rights of offset, recoupment and deductions with respect to such repurchase obligation except as expressly provided in such Customer Agreement;

              (b) would satisfy all of the requirements for Eligible Inventory in the absence of the relevant Designated Customer's right and obligation to repurchase described in clause (a) above.

         1.34 "Documents" shall mean this Agreement, the Notes, the Guaranties, the Security Documents, the Financing Statements, the Letter of Credit Agreements, the Customer Agreements, Access Agreements, the Bond Settlement Documents and all other documents, agreements and instruments delivered to Agent and/or the Canadian Swingline Lender, in connection with this Agreement as the same may be amended or modified from time to time.

         1.35 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         1.36 "Dollar Amount" shall mean (i) with respect to each Advance made or carried (or to be carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance made or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to such amount of Alternate Currency at the spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days before such Advance is made, as such Dollar Amount may be adjusted from time to time pursuant to Section 2.11 or 5.8 hereof. When used with respect to Alternative Currency portion of an Advance being repaid or remaining outstanding at any time or other amount of Dollars to be determined from an asset or other item initially expressed as an amount of Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance or other amount initially expressed as an amount of Alternative Currency at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time.

         1.37 "EBITDA" shall mean, as of the last day of any fiscal month or quarter, Net Income plus the aggregate amounts deducted in determining Net Income for such period in respect of taxes based on income, Michigan single business tax, interest expense and

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
depreciation and amortization, all determined in accordance with GAAP; provided, however, that solely for the purpose of calculating compliance with clause (d) of Section 10.4 hereof for periods in which Restructuring Charges have been incurred, the amount of Restructuring Charges incurred during such period of calculation shall be added to the calculation of EBITDA for such period of calculation.

         1.38 "EDC" shall mean the Export Development Corporation, an agency of the Canadian government.

         1.39 "EDC Financing" shall mean loans and advances provided to Veltri by the EDC, (i) for the purpose and on the terms described in that certain loan agreement dated as of December 17, 1997, as amended, between the EDC and Veltri ("EDC Honda Financing"), (ii) loans and advances that may be extended by the EDC to Veltri for the purpose of financing the manufacturer of tooling for additional Honda programs, (iii) loans and advances that may be extended by the EDC to Veltri for the purpose of financing the manufacture of tooling for the KJ Program ("EDC KJ Program Financing"), (iv) loans and advances that may be extended by the EDC to Veltri for the purpose of financing the manufacture of tooling for the RS Program ("EDC RS Program Financing"), (v) loans and advances that may hereafter be extended by the EDC to Veltri for the purpose of financing the manufacture of tooling for the CS Program, and (vi) loans and advances that may hereafter be extended by the EDC to Veltri for the purpose of financing the manufacture of tooling for additional programs with the approval of the Majority Banks.

         1.40 "EDC Financing Collateral" shall mean with respect to any particular EDC Financing, the rights and interests of Veltri in and to tangible and intangible personal property of the types described on Exhibit C hereto, to the extent arising out of tools, molds, fixtures and dies financed pursuant to the relevant EDC Financing; it being understood that EDC Collateral for each EDC Financing shall be separate, and no EDC Financing shall be cross collateralized with any other EDC Financing.

         1.41 "EDC Indemnification" shall mean the indemnification of the EDC by Veltri for the purposes and on the terms and conditions described in that certain indemnification agreement dated as of December 17, 1997 as amended between the EDC and Veltri and as may be described in substantially similar indemnification agreements between the EDC and Veltri.

         1.42 "Eligible Accounts" shall mean an Account arising in the ordinary course of the business of a Loan Party which meets each of the following requirements:

              (a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

              (b) it arises from the sale or lease of goods and such goods have been shipped or delivered to the account debtor; or it arises from services rendered and such services have been performed;

              (c) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such account debtor, or some other evidence of billing acceptable to Agent;

              (d) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered to Agent;

              (e) it is a valid, legally enforceable obligation of the account debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder in whole or in part;

              (f) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the account debtor or insured by a surety company;

              (g) the Account is subject to a duly perfected Lien in favor of the Agent on behalf of the Banks pursuant to the Security Documents ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Lien;

              (h) the Account does not constitute an obligation of: (i) any Governmental Entity, unless such Account may be assigned to the Agent under applicable law and all steps required by the Agent in connection therewith in order that all monies due and to become due thereunder have been assigned to the Agent in accordance with such laws, including notice to the applicable Governmental Entity, have been duly taken, (ii) any Person organized, or located in, a jurisdiction other than a state or territory of the United States or a Province of Canada unless (x) the Account Debtor with respect thereto is a subsidiary of General Motors Corporation, Ford Motor Company or DaimlerChrysler Corporation organized under the laws of and located within the Republic of Mexico or (y) the Account is insured by export credit insurance policies acceptable to Agent, the proceeds of which have been assigned to Agent or (iii) any Affiliate of a Borrower; and

              (i) the Account has not arisen out of a written order or contract with or from an account debtor which by its nature or terms prevents, restricts, forbids or makes void or unenforceable the assignment to the Agent of such Account, or requires notice to, or the consent of, the account debtor.

         An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

         1.43 "Eligible Equipment" shall mean Equipment owned by a Loan Party which is:

              (a) used in the ordinary course of such Loan Party's business;

              (b) owned subject to a first perfected security interest granted to Agent on behalf of the Banks and no other Liens; and

              (c) subject to a duly perfected Lien in favor of the Agent ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Lien.

         1.44 "Eligible Inventory" shall mean all Inventory of a Loan Party which is in good and merchantable condition and is not obsolete or discontinued, would properly be classified as "finished goods", "work-in-process" or "raw materials" under GAAP, excluding:

              (a) Inventory covered by or subject to a title retention agreement or a seller's right to repurchase, or any consensual or nonconsensual Lien (including without limitation purchase money security interests) other than Liens in favor of Agent on behalf of Banks;

              (b) any Inventory which is not subject to a duly perfected Lien in favor of the Agent ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Liens; and

              (c) tooling inventory which is the subject of an Eligible Tooling Invoice.

Inventory shall be valued at the lesser of cost or market value on a FIFO basis and Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         1.45 "Eligible Tooling Invoices" shall mean invoices rendered and paid by a Loan Party for payment in connection with a supplier's production of tooling for such Loan Party, provided that (i) such Loan Party has in force a contract for the sale of such tooling to a purchaser who is an automobile manufacturer, a first tier supplier to an automobile manufacturer or other Person acceptable to Agent, and (upon any request by Agent therefor) provides a copy of such contract to Agent (ii) such tooling is owned by such Loan Party;
(iii) if such actions have been requested by Agent or the Majority Banks, all steps deemed necessary by Agent to perfect a first priority Lien on the relevant tooling in favor of Agent on behalf of Banks shall have been taken, and (iv) each Eligible Tooling Invoice shall cease to be an Eligible Tooling Invoice upon the earliest to occur of the following:

              (a) 240 days after the date of such invoice,

              (b) delivery of the tooling related thereto to the Person purchasing such tooling,

              (c) default under or revocation or termination of the contract or agreement pursuant to which such tooling is to be purchased from Loan Party,

              (d) bankruptcy or insolvency of the Person purchasing such tooling from the Loan Party or the supplier producing such tooling for such Loan Party, or

              (e) such tooling or Eligible Tooling Invoice becomes, or is determined to be included within, Eligible Accounts Receivable, Eligible Inventory or Eligible Equipment. For purposes of this definition, all goods or invoices which would otherwise constitute "Eligible Tooling Invoices" which are financed other than by Advances (including, without limitation, under the EDC Financing) shall be excluded from this definition.

         1.46 "Environmental Laws" shall mean the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituent substances or wastes, including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

         1.47 "Eligible Real Estate" shall mean Leasehold Real Estate and Real Property of a Loan Party:

              (a) which is used in the ordinary course of a Loan Party's business;

              (b) subject to a first perfected mortgage, deed of trust or leasehold mortgage granted to Agent on behalf of Banks and no other Liens other than Permitted Liens and (in the case of Leasehold Real Estate) Liens on the owner's interests therein securing obligations of such owner; and

              (c) for which Agent has received such surveys, appraisals, title insurance, flood plain certificates, title opinions, environmental report and other assurances and due diligence documentation as Agent shall require in connection therewith.

         1.48 "Equipment" means, with respect to any Person, all tools, machinery, equipment, furniture, chattels, motor vehicles and accessories now owned or hereafter acquired or reacquired by such Person, whether or not conditionally or unconditionally sold to such Person.

         1.49 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code. Section references to ERISA are to ERISA as in effect as of the date of this Agreement and any subsequent amendment, supplement or substitution thereof.

         1.50 "ERISA Affiliates" shall mean any entity, whether or not incorporated, which is under common control or would be considered a single employer with a Borrower within the meaning of Section 414(b), (c) or (m) of the internal revenue code and regulations promulgated under those sections or within the meaning of Section 4001(b) of ERISA and regulations promulgated under that section.

         1.51 "Equity Ownership Plan" shall mean the Talon Automotive Group, Inc. Amended and Restated Equity Ownership Plan dated as of April 28, 1998.

         1.52 "Eurocurrency-based Loan" shall mean a Loan which bears interest at a rate based on the Eurocurrency-based Rate.

         1.53 "Eurocurrency-based Rate" shall mean a per annum interest rate equal to the Eurocurrency Rate for the relevant Loan, plus the Applicable Margin for Eurocurrency-based Loans.

         1.54 "Eurocurrency Lending Office" shall mean Agent's office located at Grand Cayman or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Borrower.

         1.55 "Eurocurrency Rate" shall mean:

              (a) the per annum interest rate at which the Eurocurrency Lending Office offers deposits in the relevant eurocurrency to prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Loan and for a period equal to the relevant Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Interest Period; divided by,

              (b) a percentage (expressed as a decimal) equal to one hundred percent (100%) minus that percentage which is in effect on the date for an Advance of a Eurocurrency-based Loan, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements for a member bank of the Federal Reserve System with deposits exceeding five billion dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency-based Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States Eurocurrency Lending Office of such a bank to United States residents).

         1.56 "Event of Default" shall mean the Events of Default specified in Sections 11.1 through 11.10 hereof.

         1.57 "Facility Fee" shall mean the facility fees payable by Borrowers to Agent for the account of the Banks pursuant to Section 2.7 hereof.

         1.58 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

         1.59 "Financing Statements" shall mean financing statements filed in accordance with the UCC, the Personal Property Security Act (Ontario) and any other statutes deemed advisable by the Agent, in such filing offices as the Agent deems advisable, describing the Agent (in its capacity as agent for the Banks) as secured party and a Loan Party as debtor, covering the Collateral.

         1.60 "GAAP" shall mean, at any time, generally accepted accounting principles applied in a manner consistent with the application thereof used in the financial statements of Borrowers referred to in Section 8.8 hereof.

         1.61 "Guaranty" shall mean the TAG Guaranty, the Veltri Guaranty, the VS Guaranty and each other guaranty hereafter executed and delivered to Agent and the Banks by a Loan Party pursuant to Section 9.9 hereof, in each case guarantying payment and performance of all indebtedness and obligations of the Borrowers hereunder.

         1.62 "Hedging Agreements" shall mean any currency hedging agreement, rate or currency sway or forward exchange agreement, or other rate protection or foreign exchange agreement from time to time entered between a Borrower and one or more of the Banks and, for the purposes of each Guaranty and other Security Document, the obligations of the Borrowers under each such Hedging Agreement shall be deemed to be obligations hereunder.

         1.63 "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on its Notes or other indebtedness under laws applicable to such Bank which are in effect as of the date hereof or, to the extent allowed by law, under such laws applicable to such Bank which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

         1.64 "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all obligations of any other Person secured by any Lien on any property owned by such first Person, whether or not such obligations have been assumed by such first Person, and (v) all capitalized lease obligations of such Person, (vi) all obligations of such Person under interest rate agreements; provided, however, that the term Indebtedness shall not include Affiliate Loans.

         1.65 "Intellectual Property" means, with respect to any Person, any and all issued patents and patent applications, industrial design registrations, trade marks, registrations and applications therefor, trade names and styles, logos, copyright registrations and applications therefor, all of the foregoing owned by or licensed to such Person.

         1.66 "Interest Coverage Ratio" shall mean, as of the date of any determination thereof a ratio, the numerator of which is EBITDA and the denominator of which is Interest Expense for the quarter then ended.

         1.67 "Interest Expense" shall mean, for any Person, consolidated cash interest expense plus interest expense on capital lease obligations, (except for capitalized loan financing costs and non-cash interest expense on indebtedness with respect to which no payment of principal is required to be made prior to the Maturity Date in effect at the time of the relevant calculation of Interest Expense), all Facility Fees or other recurring fees associated with this Agreement.

         1.68 "Interest Period" shall mean:

              (a) in the case of any Prime-based Loan, an initial period beginning on the date of the Advance thereof and ending on the first Business Day of the month following the month in which such Advance is made, and thereafter, successive Interest Periods ending on the first Business Day of each month thereafter; and

              (b) in the case of any Loan which is a Eurocurrency-based Loan, one (1) month.

                           provided however, that:

                           (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day;

                           (ii)     when an Interest Period for a
                                    Eurocurrency-based Loan begins on a day
                                    which has no numerically corresponding day in another calendar month during which such Interest Period is to end, it shall end on the last Business Day of such other calendar month; and

                           (iii) no Interest Period for any Loan shall extend beyond the Maturity Date.

         1.69 "Inventory" means, with respect to any Person, all inventory now owned or hereafter acquired by such Person, including: (i) finished goods, work-in-progress, raw materials, new and unused production, packing and shipping supplies; (ii) all new and unused maintenance items; and (iii) all other materials and supplies on hand to be used or consumed or which might be used or consumed in connection with the manufacture, packing, shipping, advertising, selling, or furnishing of goods.

         1.70 "KJ Program" shall mean the production by Borrowers, pursuant to a contract with DaimlerChrysler Motor Company of tooling for production platforms to be utilized in the production of model year 2001.5 Jeep Cherokees.

         1.71 "Leasehold Real Estate" means, with respect to any Person, real estate held under a lease, agreement to lease or other right of occupation.

         1.72 "Letter(s) of Credit" shall mean any standby letters of credit hereafter issued by Agent at the request of TAG and for the account of a Loan Party pursuant to Article 3 hereof.

         1.73 "Letter of Credit Agreement" shall mean in respect of each Letter of Credit issued pursuant to this Agreement, the application of TAG requesting Agent to issue such Letter of Credit (including the terms and conditions on the reverse side thereof or otherwise provided therein), in the form and substance acceptable to Agent.

         1.74 "Letter of Credit Fees" shall mean the fees payable to Agent for the account of the Banks in connection with Letters of Credit pursuant to
Section 3.4 hereof.

         1.75 "Letter of Credit Maximum" shall mean, as of any date, the lesser of:

              (a) Six Million Dollars ($6,000,000); or

              (b) the Revolving Maximum minus the sum of the aggregate principal amount of outstanding Revolving Loans and Swing Loans.

         1.76 "Letter of Credit Notice" shall mean Agent's notice of the issuance of a Letter of Credit in the form attached hereto as Exhibit "D".

         1.77 "Letter of Credit Obligation" shall mean the obligation of TAG under each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing under such Letter of Credit Agreement.

         1.78 "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity as issuer of a Letter of Credit as a result of a draw against any Letter of Credit.

         1.79 "Leverage Ratio" shall mean, as of any date, the ratio of:

              (a) an amount equal to the difference between the Borrowers' Indebtedness (other than Indebtedness evidenced by the Senior Subordinated Notes and/or the Bond Settlement Documents) less a sum equal to (i) the amount of cash and cash equivalents then on hand, plus (ii) the lesser of Ten Million Dollars ($10,000,000) or an amount equal to fifty percent (50%) of the then existing Eligible Tooling Invoices; to

              (b) EBITDA for the four quarter period then ended.

         1.80 "Lien" means, with respect to any Property, any charge, mortgage, pledge, hypothecation, security interest, lien, conditional sale (or other title retention agreement or lease in the nature thereof), lease, servitude, assignment, adverse claim, defect of title, restriction, trust, right to set-off or other encumbrance of any kind in respect of such Property (including any Lien accounted for as a capitalized lease obligation for purposes of a balance sheet prepared in accordance with GAAP), whether or not filed, recorded or otherwise perfected under applicable law.

         1.81 "Loan" shall mean any one or more Swing Loan, Revolving Loan and/or Letter of Credit Obligation, or all of them, as the context indicates.

         1.82 "Loan Party" shall mean each Borrower and each Subsidiary of a Borrower.

         1.83 "Majority Banks" shall mean, so long as the Revolving Commitment is in effect, banks whose Percentages are, in aggregate, in excess of fifty percent (50%) and thereafter, Banks having outstanding Loans in excess of fifty percent (50%) of all Loans then outstanding.

         1.84 "Material Adverse Effect" shall mean:

              (a) any materially adverse effect with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise), financial condition or prospects of a Borrower; or

              (b) any facts or circumstance as to which singly or in the aggregate, create a reasonable likelihood of such a materially adverse change, or a reasonable likelihood that a Borrower will be rendered unable to perform obligations under any of the Documents, or a reasonable likelihood that Agent or the Banks will be rendered unable to enforce in any material respect rights or remedies purported to be granted them under any of the Documents.

         1.85 "Maturity Date" shall mean, April 27, 2003.

         1.86 "Mortgages" shall mean mortgages, deeds of trust or debentures executed by a Loan Party pursuant to which such Person grants Agent (in its capacity as agent for the Banks) a first priority mortgage on the Real Property and/or Leasehold Real Estate of such Loan Party.

         1.87 "Multiemployer Plans" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which Borrower or any ERISA Affiliate is or has been required to contribute.

         1.88 "Net Income" shall mean, for any period of any determination thereof, the net income before extraordinary items (reduced by the amount of any dividend paid during the period of determination pursuant to clause (b) of
Section 10.5 hereof) all determined in accordance with GAAP.

         1.89 "Net Proceeds" shall mean, with respect to any sale or disposal of any assets of a Borrower or any Subsidiary, the net proceeds of such event after reasonable expenses associated with such sale or disposal (including reasonable commissions, legal and accounting fees and expenses).

         1.90 "Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital or similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person (excluding the effect of any foreign currency translation adjustments) less treasury stock, all as determined in accordance with GAAP.

         1.91 "Notes" shall mean any one or more of the promissory notes made by Borrower to the Banks as evidence of Loans, or all of them, as the context indicates.

         1.92 "Pension Plans" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by a Borrower or any ERISA Affiliate.

         1.93 "Percentage" shall mean, with respect to any Bank, the percentage set forth opposite its name on Exhibit "E" hereto, as such Percentages may change from time to time pursuant to Section 13.5(a) hereto.

         1.94 "Permitted Holders" shall mean (i) Randolph J. Agley, Judith A. Agley, James R. Agley, Joseph A. Agley, James J. Agley, Michael T. Timmis, Nancy
E. Timmis, Michael T.O. Timmis, Wayne C. Inman or Amelia P. Inman, (ii) any relative, family member or any Person controlled by any of the persons listed in subparagraph (i) above, (iii) any trust including, without limitation, a charitable remainder trust, created by or for the benefit of any of the persons listed in subparagraphs (i) or (ii) above and (iv) any private foundation created by any of the persons listed in subparagraphs (i) or (ii) above.

         1.95 "Permitted Liens" shall mean:

              (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent, or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves, (to the extent required by GAAP) have been established;

              (b) Liens in respect of property or assets of a Loan Party which were imposed by law in the ordinary course of business, such as carriers', warehousemen's and construction Liens and other similar Liens arising in the ordinary course of business, which are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

              (c) Liens (other than any Lien imposed by ERISA or pursuant to Environmental Laws) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other type of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrow money or the equivalent);

              (d) Easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of a Loan Party, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the Real Property to which it relates and which do not materially adversely affect the value of the Real Property to which it relates;

              (e) The Lien of any judgment rendered which does not give rise to a Default or Event of Default and Liens created by deposits of cash or cash equivalents permitting the relevant Loan Party to appeal court judgments that are being contested in good faith by appropriate proceedings and do not give rise to a Default or an Event of Default; and

              (f) Assignments, leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the relevant Loan Party's business and not materially affecting the value of the Collateral.

         1.96 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, association, syndicate, joint venture, joint stock company, or a government or any agent or political subdivision thereof or other entity of any kind, and pronouns have a similarly extended meaning.

         1.97 "Postponed Fee Rate" shall mean:

              (a) in the event that the aggregate amount of Loans, Advances and Letters of Credit outstanding at any time exceeds the amount of the Borrowing Base, which for the purpose hereof and notwithstanding anything to the contrary contained in the definition of Borrowing Base, shall be determined by including in the portion of the Borrowing Base computation (described in clause (e)(i) of the definition of "Borrowing Base") only eighty percent (80%) of the forced liquidation of Eligible Equipment for which Agent has obtained an appraisal in form and content satisfactory to Agent, .225%; and

              (b) otherwise, .125%.

         1.98 "Prime Rate" shall mean:

              (a) for all purposes other than those specified in clause (b) below, the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time, and

              (b) with respect to Swing Loans made by the Canadian Swingline Lender, and Canadian Dollar denominated Advances under the Revolving Loan to the extent and so long as they are carried as Prime- based Loans pursuant to Section
5.3 or 5.4 hereof, the Canadian Swingline Lender's reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its "prime rate," which rates are set by the Agent and Canadian Swingline Lender as their prime rates for borrowers, based on their respective costs, desired return and general economic conditions as such rates may vary from time to time, which rates are not necessarily the lowest rate on loans made by the Lender or Canadian Swingline Lender at any such time.

         1.99 "Prime-based Loan" shall mean a Loan which bears interest at the Prime-based Rate.

         1.100 "Prime-based Rate" shall mean, as of any day:

              (a) that rate of interest which is the greater of: (i) the Prime Rate; or (ii) the Alternate Base Rate; plus

              (b) the Applicable Margin then in effect.

         1.101 "Projections" shall mean the analysis and financial projections for the Borrowers and their respective business units, set forth in the Conway, MacKenzie & Dunleavy Financial Projections for 2000-2002, copies of which were delivered to Agent and the Banks on or about December 15, 2000.

         1.102 "Property" means, with respect to any Person, any interest of such Person in any land or property or asset, wherever situated, whether real or immovable, personal, movable or mixed, tangible or corporeal, intangible or incorporeal, including capital stock in any other Person.

         1.103 "PSI Consolidation Plan" means the organizational and facility restructuring plan as presented to the Banks on December 12, 2000 and included in the CM&D projections. This plan includes the closure of four existing PSI facilities, commonly referred to as Plant 5, Oxford, New Baltimore and APEC, in 2000 and 2001 and the movement of the related sales volume and corresponding equipment into existing Veltri operations in the Royal Oak, Michigan and Windsor, Canada, and any remaining equipment would be sold. As part of the closure, the current PSI division including the majority of it's administrative infrastructure will be eliminated and/or transferred to the Veltri Division of the Talon Automotive Group.

         1.104 "Quarterly Date" shall mean the last Business Day of each March, June, September and December.

         1.105 "Real Property" shall mean all right, title and interest of a Loan Party in the real property (including, without limitation, that real property described in Exhibit "F" hereto), whether as owner, lessee or otherwise, and whether now existing or hereafter arising.

         1.106 "Request for Loan" shall mean a request for an Advance under a
Note issued by a Borrower under this Agreement in the form annexed hereto as Exhibit "G".

         1.107 "Restructuring Charges" shall mean for the fiscal quarter of Borrower ending December 31, 2000, a charge of up to Ten Million Two Hundred Thousand Dollars ($10,200,000) taken in connection with the PSI Consolidation Plan.

         1.108 "Revolving Loan" shall mean the revolving credit loans to be advanced and readvanced to Borrowers pursuant to Section 2.1 hereof.

         1.109 "Revolving Loan Commitment" shall mean One Hundred Million Dollars ($100,000,000) or such lesser amount to which it may be reduced pursuant to Section 2.8 or Section 4.5 hereof.

         1.110 "Revolving Loan Subcommitment" shall mean Thirty Million Canadian Dollars (Cd $30,000,000) or such lesser amount to which the Revolving Loan Commitment is reduced pursuant to Section 2.8 or Section 4.5 hereof.

         1.111 "Revolving Maximum" shall mean, as of any date, the lesser of:
(a) Revolving Loan Commitment, or (b) the Borrowing Base.

         1.112 "RS Program" shall mean the production by Borrowers, pursuant to a contract with DaimlerChrysler Motor Company, of tooling for production platforms to be used in the production of model year 2000 Chrysler Mini Vans.

         1.113 "Security Documents" means those agreements and other documents in favor of the Agent for the benefit of itself and the Banks described in Sections 7.1(a) and 9.9 hereof, as such documents may be amended or supplemented from time to time, and any other agreement or instrument which the Agent for the benefit of itself and the Banks may from time to time deem necessary for the purpose of obtaining, creating, perfecting, preserving or protecting any of the Liens in favor of the Agent in any of the Collateral.

         1.114 "Senior Subordinated Debt Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and all agreements and documents executed in connection therewith.

         1.115 "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued by TAG pursuant to the Senior Subordinated Note Indenture in the aggregate principal amount of One Hundred Twenty Million Dollars ($120,000,000) due May 1, 2008.

         1.116 "Senior Subordinated Note Indenture" shall mean the Senior Subordinated Indenture between the TAG and U.S. Bank Trust National Association as trustee, dated as of April 28, 1998, as amended or modified from time to time.

         1.117 "Services Agreement" shall mean that certain business services agreement dated as of July 1, 1997, as amended and restated as of April 1, 1998, between TAG and Talon L.L.C.

         1.118 "Stock" shall mean, with respect to any Loan Party, any shares of capital stock of any Person, or other equity or ownership interest in, any other Person owned, held or otherwise controlled by such Loan Party.

         1.119 "Subordination Agreement" shall mean a subordination agreement in form and content satisfactory to Agent, subordinating payment of the Affiliate Loans to the prior payment of all of the Indebtedness owing by Borrower to Agent and the Banks.

         1.120 "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Agent and the Banks in manner and by agreement satisfactory in form and substance to the Agent and subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent, and shall include, without limitation, all indebtedness owing pursuant to the Senior Subordinated Debt Documents.

         1.121 "Subsidiary" shall mean any corporation, limited partnership, joint venture or other business entity in which a Borrower or a Subsidiary of Borrower now or hereafter holds direct or indirect ownership of fifty percent (50%) or more of the voting interests or equity interests.

         1.122 "Swingline Lender" shall mean Agent and the Canadian Swingline Lender, as applicable.

         1.123 "Swing Loan" shall mean the swing loans to be advanced and readvanced to a Borrower from time to time pursuant to Section 2.2 hereof.

         1.124 "Swing Loan Commitment" shall mean, as of any date,

                  (a) With respect to Swing Loans made by Agent to TAG, Ten Million Dollars ($10,000,000);

                  (b) with respect to Swing Loans made by the Canadian Swingline Lender to Veltri, Twelve Million Five Hundred Thousand Canadian Dollars ($12,500,000 Cd); and

                  (c) with respect to all Swing Loans outstanding at any time (whether advanced by Agent or the Canadian Swingline Lender, or both of them) the principal amount by which the Revolving Maximum exceeds the aggregate amount of Revolving Loans and Letters of Credit then outstanding.

         1.125 "TAG Guaranty" shall mean a guaranty agreement executed and delivered by the TAG to Agent and the Banks, pursuant to which the TAG unconditionally guaranties payment and performance of the indebtedness and obligations of Veltri under this Agreement and the other Documents.

         1.126 "Termination Event" shall mean, (i) a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Section 4203 and 4205, respectively, of ERISA) of a Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Section 4245 and 4241, respectively, or ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security.

     1.127 "Tooling Loan" shall mean all Advances at any time made and outstanding hereunder for the purpose of financing dies, molds, tooling and similar items to be produced for or by a Loan Party in connection with an Eligible Tooling Invoice.

     1.128 "Tooling Maximum" shall mean Thirty Six Million Dollars
($36,000,000).

     1.129 "UCC" shall mean Public Act 174 of 1962 of State of Michigan, as amended.

     1.130 "Veltri Guaranty" shall mean a guaranty agreement executed and delivered by Veltri to Agent and the Banks, pursuant to which Veltri unconditionally guarantees payment and performance of the indebtedness and obligations of TAG under this Agreement and the other Documents.

     1.131 "VS" shall mean VS Holdings, Inc., a Michigan corporation (and successor by merger to Veltri Holdings USA, Inc. a former Subsidiary of TAG) and a wholly owned subsidiary of TAG.

     1.132 "VS Guaranty" shall mean a guaranty agreement executed and delivered by VS to Agent and the Banks pursuant to which VS unconditionally guaranties payment and performance of the obligations of Borrowers under this Agreement and the other Documents.

2.        THE INDEBTEDNESS

     2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to lend to Borrowers from time to time from the date of this Agreement until the Maturity Date, such Bank's respective Percentage of each Revolving Loan, with such Advances to be made in Dollars or Alternative Currency (in the case of Advances to TAG) or Alternative Currency (in the case of Advances to Veltri), in aggregate principal Dollar Amount outstanding at any time not to exceed the Revolving Maximum, and (b) in the case of Advances outstanding to Veltri, the Revolving Loan Subcommitment.

     2.2 SWING LOAN. Subject to the terms and conditions of this Agreement, Agent and Canadian Swingline Lender agree to Lend to Borrowers, in Dollars (in the case of Agent) or Alternative Currency (in the case of the Canadian Swingline Lender), at any time, Swing Loans in aggregate principal amount outstanding from time to time not to exceed the Swing Loan Commitments applicable to Agent and Canadian Swingline Lender. Subject to the terms and conditions of this Agreement, Canadian Swingline Lender may, at the request of Veltri, at any time and from time to time from the Closing Date until the third
(3rd) Business Day prior to the Maturity Date, issue Canadian Dollar denominated letters of credit in an aggregate amount outstanding not to exceed One Million Dollars ($1,000,000), for the account of Veltri. Such letters of credit shall constitute use of the Swing Loan Commitment of the Canadian Swingline Lender.

         2.3 NOTES. The Loans shall be evidenced by promissory notes made and delivered to the Banks pursuant to the Prior Agreement:

          (a) in the case of the Revolving Loan, in the form attached as Exhibit "G" to the Prior Agreement (i) made by TAG to each Bank in principal amounts equal to each Bank's Percentage of the Revolving Loan Commitment, and (ii) made by Veltri to each Bank in principal amounts equal to each Bank's Percentage of the Revolving Loan Subcommitment;

         (b) in the case of the Swing Loans, (i) advanced by Agent, in the form attached as Exhibit "H" to the Prior Agreement made by TAG to Agent in the principal amount of Ten Million Dollars ($10,000,000) and (ii) advanced by Canadian Swingline Lender, in the form attached as Exhibit "I" to the Prior Agreement made by Veltri to the Canadian Swingline Lender in the principal amount of Twelve Million Five Hundred Thousand Canadian Dollars ($12,500,000
Cd).

         2.4 TYPES OF LOANS AND MATURITY. Each of the Notes, and all principal and interest then outstanding thereunder, shall mature and become due and payable in full on the Maturity Date. Each Loan from time to time outstanding shall be either a Prime-based Loan or a Eurocurrency-based Loan as the relevant Borrower may elect or as otherwise applicable pursuant to the provisions hereof; provided, however, that the Applicable Interest Rate for all Swing Loans shall be the Prime-based Rate. The amount and date of each Loan, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be presumed correct absent manifest error.

     2.5 REQUESTS FOR LOANS. Borrower may request Loans by delivery to Agent (and, in the case of a request by Veltri for a Swing Loan from Canadian Swingline Lender, simultaneous delivery to the Canadian Swingline Lender) of a Request for Loan executed by an authorized officer and subject to the following:

         (a) each such Request for Loan shall indicate the Loan to which it relates and shall set forth all other information required on the Request for Loan form;

         (b) each such Request for Loan shall be delivered to Agent by 10:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Loan, except in the case of a Prime-based Loan, for which the Request for Loan must be delivered by 10:00 a.m. (Detroit time) on such proposed date;

         (c) the principal amount of such Advance, plus the amount of any outstanding Advance under the same Notes having the same Applicable Interest Rate and Interest Period shall be at least: (i) in the case of a Prime-based Loan (other than a Swing Loan), One Million Dollars ($1,000,000), or a greater integral multiple of One Hundred Thousand Dollars ($100,000); (ii) in the case of a Eurocurrency-based Loan, Two Million Dollars ($2,000,000) or a greater integral multiple of One Hundred Thousand Dollars ($100,000) or an equivalent Dollar Amount of Alternative Currency; and (iii) in the case of a request for a Swing Loan, Two Hundred Fifty Thousand Dollars ($250,000) if made to Agent and Two Hundred Fifty Thousand Canadian Dollars ($250,000 Cd) if made to the Canadian Swingline Leader;

         (d) a Request for Loan, once delivered to Agent, shall not be revocable by Borrower;

         (e) upon the making of the Advance for which the Request for Loan relates Eurocurrency-based Loans in effect shall not exceed six (6);

         (f) each Request for Loan shall constitute a certification by the Borrower as of the date thereof that all of the conditions set forth in Section
7.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested;

         (g) the principal amount requested, together with the principal amount of all other Advances and Letter of Credit Obligations then outstanding shall not exceed the Revolving Maximum;

         (h) if such Request for Loan is for a Tooling Loan, the principal amount requested, together with the principal amount of all other Tooling Loans outstanding will not exceed the Tooling Maximum;

         (i) if the Request for Loan is made by TAG, and the Advance requested is denominated in Canadian Dollars, (i) upon the making thereof the aggregate Dollar Amount of all Advances to TAG denominated in Canadian Dollars shall not exceed Ten Million Dollars ($10,000,000), and (ii) the Advance requested shall be for a Eurocurrency-based Loan; and

         (j) if the Requests for Loan is made by Veltri (i) the Advance requested shall be denominated in Canadian Dollars, (ii) upon the making thereof, there shall be no more than three (3) Interest Periods in effect with respect to Advances denominated in Canadian Dollars, (iii) the Advance requested shall not exceed, when added to the aggregate amount of all other Advances to Veltri then outstanding, the Revolving Loan Subcommitment and (iv) the Advances requested shall be a Eurocurrency-based Loan (if it is to be made by the Bank under Revolving Notes) or a Prime-based Loan (if it is to be made by the Canadian Swingline Lender).

         2.6 DISBURSEMENT OF LOANS. Upon receiving any Request for Loan under
Section 2.5 hereof or upon Agent's or Canadian Swingline Lender's exercise of its discretion to have their respective Swing Loans refunded by the Banks with Revolving Loans pursuant to Section 2.12 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone, including facsimile transmission (confirmed by wire or telex) of the date for such Advance, its Applicable Interest Rate and the amount and currency of the Advance to be made by said Bank pursuant to its Percentage of the relevant Loan. Each Bank shall, not later than 2:00 p.m. (Detroit time) on the date of such Advance, make available the amount of its Percentage of the Advance in immediately available funds in the currency of the Advance to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan. Subject to submission of an executed Request for Loan without exceptions noted in the compliance certification therein, Agent shall: (i) in the case of a Revolving Loan made for the purpose of refunding a Swing Loan, apply the proceeds of the Advance toward payment of the relevant Swing Loan, and
(ii) in each other case make available to Borrower, not later than 4:00 p.m. (Detroit time) on such date, the aggregate of the amounts so received by it in like funds by credit to an account of Borrower, maintained with Agent or to such other account or third party as Borrower may direct. Unless Agent shall have been notified by any Bank prior to the funding of any proposed Advance that such Bank does not intend to make its Percentage of the Advance available, Agent may assume that such Bank has made such amount available on such date and may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Borrower and Borrower shall repay such amount to Agent. Agent shall also be entitled to recover from such Bank or Borrower interest on such amount in respect of each day from the date such amount was made available by Agent to the date such amount is recovered by Agent, at a rate per annum equal to the Applicable Interest Rate, in the case of Borrower and the Federal Funds Effective Rate in the case of a Bank. The obligation of any Bank to make any Advance shall not be affected by the failure of any other Bank to make any Advance and no Bank shall have any liability to Borrower, the Agent, or any other Bank for another Bank's failure to make any Advance hereunder.

         2.7 FACILITY FEES. The Borrowers shall pay to the Agent, on behalf of the Banks, the following described Facility Fees:

         (a) on the first day of each month and on the date that the Revolving Loan Commitment is terminated (whether pursuant to Section 2.8, 4.5 or 11.11 hereof), in the amount of the Applicable Margin for Facility Fees multiplied by the average amount of the Revolving Loan Commitment in effect during the monthly or other period ended as of the date for such payment; and

         (b) unless, prior to such date, the Revolving Loan Commitment has been reduced to zero and all Loans and Advances have been repaid in full and all Letters of Credit have then expired and/or been surrendered to Agent, (i) on October 1, 2001, in an amount equal to the Postponed Fee Rate multiplied by the Revolving Loan Commitment then in effect (or, if the Revolving Loan Commitment is then terminated, the aggregate amount of Loans, Advances and Letters of Credit then outstanding), (ii) on February 1, 2002, in an amount equal to the Postponed Fee Rate multiplied by the Revolving Loan Commitment then in effect (or, if the Revolving Loan Commitment is then terminated, the aggregate amount of Loans, Advances and Letters of Credit then outstanding), and (iii) on October 1, 2002, in an amount equal to one-half percent (1/2%) multiplied by the Revolving Loan Commitment then in effect (or, if the Revolving Loan Commitment is then terminated, the aggregate amount of Loans, Advances and Letters of Credit then outstanding).

         Upon receipt of any such payment, Agent shall make prompt payment to each Bank of its share of such Facility Fees, based on the Percentages held by each Bank.

         2.8 OPTIONAL REDUCTION OR TERMINATION OF REVOLVING LOAN COMMITMENT. Upon at least five (5) Business Days' prior written notice to the Agent, Borrowers may permanently reduce the Revolving Loan Commitment, in whole or in part, provided that:

         (a) each partial reduction of the Revolving Loan Commitment shall be in an amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof;

         (b) each reduction or termination shall be accompanied by the payment of the Facility Fee accrued on the amount of the Revolving Loan Commitment so reduced through the date of such reduction or termination;

         (c) the Revolving Loan Commitment as so reduced shall not be less than the sum of undrawn face amount of outstanding Letters of Credit; and

         (d) the Borrowers shall prepay Revolving Loans and/or Swing Loans in the amount, if any, by which the principal amount of Revolving Loans and Swing Loans, plus the aggregate face amount of all unexpired Letters of Credit as of the date of such reduction exceeds the amount of the Revolving Loan Commitment as so reduced, together with interest thereon to the date of prepayment and any additional amounts required thereon pursuant to Section 5.1 hereof.

         2.9 PURPOSE OF LOANS. Advances and Letters of Credit outstanding under the Prior Agreement as of the Closing Date shall be continued hereunder as Loans, Advances and Letters of Credit under this Agreement. Thereafter Swing Loans and Revolving Loans shall be available to and used by Borrowers solely for working capital purposes.

         2.10 PREPAYMENT AND READVANCES. Each of the Loans from time to time outstanding hereunder may be prepaid (subject to Sections 4.4 and 5.1) from time to time in accordance with the terms of this Agreement. Amounts so prepaid shall be available for readvance.

         2.11 CURRENCY APPRECIATION; REDUCTION OF INDEBTEDNESS. If at any time the Dollar Amount of Advances outstanding added to the outstanding Letter of Credit Obligations, calculated as of the last day of any Interest Period applicable to any Advance exceeds the Revolving Maximum, the Borrowers shall, immediately on demand by Agent, repay Advances of Revolving Loans or Swing Loans, or reduce any requests for Advances of Revolving Loans or Swing Loans pending on such day, by an amount equal to such excess.

         2.12 SWING LOAN REFUNDING.

         (a) The Agent or the Canadian Swingline Lender may at any time in their sole and absolute discretion require that their respective Swing Loans be refunded by a Revolving Loan which is a Prime-based Loan, and upon notice thereof by the Agent or the Canadian Swingline Lender (as applicable) to the Borrowers and the Banks, TAG shall be deemed to have requested a Revolving Loan bearing interest at the Prime-based Rate in an amount equal to the Dollar Amount of any such Swing Loan, and such Revolving Loan shall be made to refund such Swing Loan. Such Revolving Loan shall be disbursed, and each Bank shall make its Percentage thereof available, notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Section 7.2 hereof or any other condition; provided, however, that such disbursement: (A) shall not be deemed to be a waiver of any Event of Default or Default, if any, and (B) shall be made by each Bank on the Business Day after such notice is made to the Bank. If for any reason (including without limitation as a result of the occurrence of a bankruptcy filing), Revolving Loans may not be made and the Agent is then requiring that any Swing Loan be refunded by a Revolving Loan, effective on the date each Revolving Loan would otherwise have been made under this Section 2.12, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of a disbursement of any Revolving Loan, to the extent of such Bank's Percentage, purchase a participation interest in such Swing Loan.

         (b) Each Bank's obligation to comply with the terms of this Section 2.12, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any Borrower may have against the Agent, any Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower;
(iv) any breach of this Agreement by a Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.13 ACCOUNT NETTING. Borrowers authorize their respective Swingline Lenders, daily or otherwise as and when determined by such applicable Swingline Lender from time to time, to ascertain the position or net position (as the case may be) between such Borrower and its Swingline Lender in respect to any deposit accounts maintained by such Borrower with its Swingline Lender and that:

         (a) if such position or net position is a credit in favor of such Borrower, the applicable Swingline Lender may apply the amount of such credit or any part thereof as a repayment of the Swing Loan provided by the applicable Swingline Lender and the applicable Swingline Lender will debit such account with the amount of such repayment; and

         (b) if such position or net position is a debit in favor of the applicable Swingline Lender, the applicable Swingline Lender will make an Advance under its Swing Loan in an amount as may be required to place such account in such credit or net credit position as has been agreed between such Borrower the applicable Swingline Lender from time to time, and the applicable Swingline Lender may increase the unpaid balance owing under its Swing Loan, and credit such account with the amount of such advance.

3.       LETTERS OF CREDIT

         3.1 LETTERS OF CREDIT. Pursuant to the Prior Agreement, certain Letters of Credit have been issued by Agent, which Letters of Credit are hereafter intended to constitute Letters of Credit under this Agreement for all purposes. Subject to the terms and conditions of this Agreement, Agent may, at the request of TAG, at any time and from time to time from the Closing Date until the third
(3rd) Business Day prior to the Maturity Date, issue additional Letters of Credit for the accounts of Loan Parties, in an aggregate amount at any one time outstanding not to exceed the Letter of Credit Maximum. Each Letter of Credit shall provide an initial expiration date not later than the earlier of (a) one
(1) year from its date of issuance (subject to renewals) and that it is available by drafts drawn at sight and presentation of documents; and (b) three
(3) Business Days prior to the Maturity Date.

         3.2 CONDITIONS TO ISSUANCE. No Letter of Credit shall be issued pursuant to Section 3.1 hereof unless, as of the date the issuance of such Letter of Credit is requested:

         (a) the face amount of the Letter of Credit requested, plus the undrawn face amount of all other outstanding Letters of Credit will not exceed the Letter of Credit Maximum;

         (b) the face amount of the Letter of Credit requested, plus the principal amount of all Loans then outstanding, will not exceed the Revolving Maximum;

         (c) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of TAG;

         (d) TAG shall have delivered to Agent, not less than five (5) Business Days prior to the requested date for issuance, the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent;

         (e) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit, or any Bank from taking an acquiring of its interest pursuant to Section 3.3 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) of or from any governmental authority shall prohibit or request that Agent refrain from issuing, or any Bank refrain from taking an assignment of its interest in the Letter of Credit requested or letters of credit generally;

         (f) Agent shall have received the issuance fee required in connection with the issuance of such Letter of Credit pursuant to Section 3.5 hereof; and

         (g) all of the conditions set forth in Section 7.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date requested for issuance of such Letter of Credit.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by TAG of the matters set forth in this Section 3.2(a) through (g).

         3.3 PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of any Letter of Credit, each Bank shall be deemed to have, without further action on the part of Agent or any Bank, irrevocably and unconditionally purchased and received, without recourse or warranty, a participation in and assignment of Agent's engagement under such Letter of Credit in an amount equal to each such Bank's then Percentage of the face amount of such Letter of Credit, and Banks hereby absolutely and unconditionally assume, as primary obligors and not sureties, and unconditionally agree to pay and discharge when due in accordance with the terms hereof, their respective Percentages of the Letter of Credit Payments under such Letters of Credit. Agent shall deliver to each Bank a Letter of Credit Notice with respect to the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and each Bank's Percentage thereof.

         3.4 LETTER OF CREDIT FEES. TAG agrees to pay to Agent, for the accounts of the Banks, Letter of Credit Fees with respect to the undrawn face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin with respect to Letters of Credit. Such fees shall be payable quarterly in arrears on each Quarterly Date and shall be assessed for the actual number of days elapsed from the date of the issuance of each Letter of Credit until the earlier of the date of expiration of such Letter of Credit, or the date of surrender of such Letter of Credit. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Letter of Credit Fees, based upon the Percentage interests of each such Bank in the Letters of Credit to which such Letters of Credit Fees relate.

         3.5 ISSUANCE FEES. In connection with the Letters of Credit, TAG will pay, for the sole account of the Agent, letter of credit issuance fees in the amount of one-half percent (1/2%) of the face amount of each Letter of Credit (payable on issuance) and standard administration, payment and cancellation charges assessed by Agent, at the times, in the amounts and on the terms separately agreed upon (or to be separately agreed upon from time to time) between Agent and Borrower.

         3.6 DRAWS UNDER LETTERS OF CREDIT.

         (a) Upon receipt of any draw against a Letter of Credit, Agent shall promptly notify TAG of the amount of such draw and the date for payment of such draw. TAG hereby agrees to deposit with Agent, on the first Business Day subsequent to such notice, funds sufficient to pay all Letter of Credit Obligations with respect to such draws. So long as all of the conditions set forth in Sections 2.5 and 7.2 hereof are complied with, TAG shall be entitled to fund such deposit with proceeds of an Advance requested in accordance with
Section 2.5 hereof. In the event that sufficient funds are not deposited with Agent on or before the date for payment of a draw, Agent shall so notify Banks and, immediately upon Agent's payment under any Letter of Credit and for all purposes of this Agreement and the Documents, the amount paid as a result of such draw: (i) shall constitute a Revolving Loan made by Banks in accordance with the Percentages in effect on such date, whether or not TAG is then entitled to request Advances under this Agreement or is in default hereunder or otherwise (and TAG shall not be entitled to refuse any such Advance); (ii) shall be evidenced by the Notes evidencing the Revolving Loans; (iii) shall bear interest at the Default Rate applicable to Prime- based Loans which are Revolving Loans until repaid; and (iv) shall be due and payable on demand.

         (b) Any amounts so paid by Agent pursuant to a draft against any Letter of Credit (regardless of whether it is considered to be an Advance), with interest thereon as aforesaid, shall be considered to be a Revolving Loan for all purposes of this Agreement and the Documents, and shall be covered thereby to the full extent thereof.

         (c) In the event that TAG fails to deposit with Agent funds sufficient to pay Letter of Credit Obligations with respect to any draw (whether through an Advance requested pursuant to Section 2.5 or otherwise) on a timely basis, from the date of Agent's payment on such draw until such Letter of Credit Obligations resulting from such draw shall have been paid, Borrowers shall not be entitled to request or receive any direct Advance under Notes or to request or receive any other Loans or the issuance of Letters of Credit hereunder.

         3.7 FUNDING OF LETTER OF CREDIT PAYMENT AS ADVANCE. By or before 11:00 a.m. (Detroit Time) on the date for payment of any draw on any Letter of Credit, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such draw (providing each Bank with a copy of the draft and accompanying certificate), and, if applicable, the amount of resulting Advances to be made pursuant to Section 3.6(a) hereof. If such an Advance is required pursuant to Section 3.6(a) hereof, each Bank hereby irrevocably and unconditionally agrees to make available the amount of its Percentage of such Advance in immediately available funds in Dollars to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan, no later than 2:00 p.m. (Detroit time) on the date the Letter of Credit Payments are to be made in connection with such draw. In the event such draw is not considered to be or is subsequently determined not to constitute an Advance hereunder, each Bank shall nevertheless be obligated to purchase from Agent a participation interest in its Percentage of the draw, for an amount equal to its Percentage thereof. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify TAG, and TAG shall immediately repay such amount to Agent. Agent shall also be entitled to recover from such Bank or TAG, as the case may be, interest on such amount in respect of each day from the date such amount was paid by Agent pursuant to the draft related thereto, at a rate per annum equal to: (i) in the case of TAG, the Default Rate applicable to Prime-based Loans which are Revolving Loans; and (ii) in the case of a Bank, the Federal Funds Effective Rate until two (2) Business Days after such amount was paid by Agent and thereafter, the rate provided for TAG in clause (i) of this sentence. The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, or to fund its Percentage of any Letter of Credit Payment, as the case may be, and no Bank shall have any liability to either Borrower, the Agent, or any other Bank for another Bank's failure to make any such Advance hereunder, or to fund the Percentage of any other Bank.

         3.8 OBLIGATIONS IRREVOCABLE. The obligations to make payments to Agent with respect to Letter of Credit Obligations under Section 3.6 hereof, and the obligations of Banks to make Advances with respect to and purchase interests in, Letter of Credit Payments pursuant to Section 3.7 hereof, shall be irrevocable and not subject to any qualification or exception whatsoever, including:

         (a) invalidity or unenforceability of this Agreement or any other Documents or any portions hereof or thereof;

         (b) the existence of any claim, set-off, defense or other right which any Borrower or any Bank may have against a beneficiary named in a Letter of Credit, Agent, any Bank or any other Person;

         (c) any draft, certificate or any other document presented in connection with a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) the occurrence of any Default or Event of Default;

         (e) payment by the Agent (other than as a result of its gross negligence or willful misconduct) under any Letter of Credit against presentation of a draft or accompanying certificate which does not comply with the terms of the Letter of Credit;

         (f) any failure, omission, delay or lack on the part of Agent or any party to this Agreement or any of the Documents to enforce, assert or exercise any right, power or remedy conferred upon Agent or any such party under this Agreement or any Documents, or any other acts or omissions on the part of the Agent or any such party;

         (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of any Borrower or other Loan Party; the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment or other similar proceedings affecting any Borrower, or any of its assets, or any allegation or contest of the validity of this Agreement or any of the Documents, in any such proceedings; and

         (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, and any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement or any of the Documents.

         3.9 RISK UNDER LETTERS OF CREDIT.

         (a) In assigning and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall (as among Agent and the Banks) have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit; provided, however, that without the prior written concurrence of the Banks, Agent shall not: (i) amend, modify, terminate or release any of the obligations of Loan Parties respecting Letters of Credit or under any of said documents or instruments or any security interest, mortgage or guaranty given with respect thereto; (ii) compromise any claim or waive any right or privilege against Loan Parties; or (iii) settle any litigation respecting any Letter of Credit or any of said documents and instruments.

         (b) Subject to other terms and conditions of this Agreement, Agent shall hold the Letter of Credit Agreements and the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable (except for the consequences solely resulting from its own willful misconduct or gross negligence) for any action taken or omitted, and shall be entitled at all times to rely upon on the advice of counsel, accountants, appraisers and other experts selected by Agent and Agent may rely upon any notice, communication, certificate or other statement from Borrowers, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and Documents related thereto.

          (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibilities with respect to: (i) the obligations of the Loan Parties or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same; (ii) the financial condition of, any representations made by, or any act or omission of the Loan Parties or any other Person; or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit.

         (d) If at any time Agent shall recover any part of any unreimbursed amount for any Letter of Credit Obligation, or any interest thereon, Agent shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Bank its share thereof, less Bank's pro rata share of the costs of such recovery, including court costs and reasonable attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's share of such payment, such Bank will promptly pay over such excess to Agent for redistribution in accordance with this Agreement.

     3.10 INDEMNIFICATION. The Borrowers hereby indemnify and hold Agent and each of the Banks harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any such party may incur (or which may be claimed against any such party by any person) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify Agent or the Banks pursuant to this Section 3.10 for claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful and wrongful failure or willful and wrongful misconduct or gross negligence of the Agent or such Bank. Nothing in this Section 3.10 is intended nor shall be deemed to limit, reduce or otherwise affect in any manner whatsoever the reimbursement obligation of TAG contained in
Section 3.6 hereof.

     3.11 RIGHT OF REIMBURSEMENT. Each Bank agrees to reimburse the Agent on demand, pro rata in accordance with their Percentages, for: (i) the out-of-pocket costs and expenses of the Agent to be reimbursed by TAG pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by TAG; and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent as a result of Agent's gross negligence or willful misconduct.


4. INTEREST, FEES AND INTEREST CALCULATION, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS

         4.1 INTEREST. The Notes and the Loans hereunder shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding at the Applicable Interest Rates, as selected by a Borrower or as otherwise applicable pursuant to the provisions of this Agreement from time to time, provided, however, that in no event shall any Notes or Loans bear interest at a rate greater than its Highest Lawful Rate. Interest with respect to each type of Loan shall be payable on the last day of each Interest Period applicable thereto. Notwithstanding the foregoing, in the event and so long as an Event of Default shall exist, all principal outstanding under the Notes shall bear interest, payable on demand, from the date of such Event of Default or acceleration at a rate per annum equal to the Default Rate, provided, however, that in no event shall any Bank's Notes, Loans or other Indebtedness bear interest at a rate greater than the Highest Lawful Rate applicable to such Bank.

         4.2 BASIS OF COMPUTATION. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. For the purposes hereof, whenever interest is calculated on the basis of a year of 360 days or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365 days as the case may be. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         4.3 CONVERSION AND RENEWAL OF LOANS. Providing that no Event of Default shall have occurred and be continuing each outstanding Loan may be either paid or renewed or converted into another Loan, in each case as of the last day of its Interest Period for the Advance being paid, renewed or converted; provided that any conversion of a Eurocurrency-based Loan shall be made only on the last Business Day of the Interest Period applicable thereto unless the Borrower pays the prepayment costs required under Section 5.1 hereof; provided, however, that each conversion or renewal of an Advance made in Alternative Currency shall be made with a new Advance in the same Alternative Currency. Eurocurrency-based Rates may be selected only for portions of Loans which are an amount of Two Million Dollars ($2,000,000) or greater integral multiples of One Hundred Thousand Dollars ($100,000). The Borrowers may select the Applicable Interest Rate and Interest Periods for such renewals and conversions by giving the Agent not less than three (3) Business Days' prior notice in the manner provided in
Section 2.5 hereof, specifying the date of such renewal or conversion, the Advances to be converted, the type of Advance elected and, the duration of the Interest Period therefor. The Agent shall promptly notify each Bank of each such request by wire, telex or telephone (including facsimile transmission, confirmed by wire or telex) specifying the date of such renewal or conversion, the Advance to be converted, the type of Advance elected, the Applicable Interest Rate, the duration of the Interest Period therefor and each Percentage of such Advance. If with respect to any Advance outstanding at any time, the Agent does not receive notice of the election three (3) or more Business Days prior to the last day of the Interest Period therefor Borrower shall be deemed to have elected to convert such Advance to a Prime-based Loan at the end of the then current Interest Period.

         4.4 PREPAYMENTS. Upon not less than two (2) Business Days' prior written notice to the Agent, the Borrowers may prepay Revolving Loans or Swing Loans in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such prepayment, provided that: (i) each partial prepayment shall be in an amount not less than Two Million Dollars ($2,000,000) or greater integral multiples of One Hundred Thousand Dollars ($100,000), (ii) in the case of a Eurocurrency-based Loan such prepayment may only be made either on the last Business Day of the Interest Period with respect thereto or, together with payment of the additional amount applicable to such payment pursuant to Section
5.1. Each prepayment under this Section 4.4 shall be made to the Agent, and promptly upon receipt thereof, the Agent shall (except in the case of a payment on a Swing Loan) remit to each Bank its share thereof in accordance with its Percentage. In each notice of prepayment under this Section 4.4, the Borrowers shall specify the date of prepayment, the amount of the prepayment and the Advances to be prepaid.

         4.5 MANDATORY REPAYMENTS. Immediately upon receipt of any proceeds of any sale or other disposal of assets by a Borrower or other Loan Party (other than sales and disposals specifically permitted under clauses (i) through (iv) of Section 10.10(a) of this Agreement): (a) the Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the Net Proceeds thereof, and (b) the Borrowers shall deliver the Net Proceeds of such sale or other disposition, in the form received, to Agent for application on Revolving Loans or Swing Loans. Each such prepayment shall be made in accordance with
Section 4.4 hereof; provided, however that such prepayment shall not be required to be in the minimum amounts specified under clause (i) of Section 4.4.

5.       SPECIAL PROVISIONS FOR LOANS

         5.1 REIMBURSEMENT OF PREPAYMENT COSTS. As to any Eurocurrency-based Loan, if any prepayment thereof shall occur on any day other than the last day of an Interest Period (whether pursuant to this Article, or by acceleration, or otherwise), or if an Applicable Interest Rate shall be changed (other than as a result of a change in the Applicable Margin occurring pursuant to the terms hereof) during any Interest Period pursuant to this Article, or if a Borrower shall fail to borrow any such Advance on the date requested therefor, Borrowers hereby agree to reimburse Banks on demand for any costs incurred by Banks as a result of the timing thereof including but not limited to any net costs incurred in liquidating or employing deposits from third parties, to each Bank which shall have delivered to Borrowers a certificate setting forth in reasonable detail the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

         5.2 EUROCURRENCY LENDING OFFICES. For any Loan for which the Applicable Interest Rate is the Eurocurrency-based Rate, if Agent shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or if any Bank shall designate as its eurodollar lending office an office which maintains books separate from those of the rest of such Bank, Agent or such Bank shall have the option of maintaining and carrying the relevant Loan on the books of such office.

         5.3 CIRCUMSTANCES AFFECTING EUROCURRENCY-BASED AVAILABILITY. If with respect to any Interest Period for a Eurocurrency-based Loan, Agent or any Bank determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in the relevant eurocurrency in the applicable amounts are not being offered to any Bank for such Interest Period, then Agent shall forthwith give notice thereof to the Borrowers. Thereafter, the obligations of Banks to make Eurocurrency-based Loans for such Interest Periods, and the right of Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Loan for such Interest Period shall be suspended until the Agent notifies Borrower that such circumstance no longer exists.

         5.4 LAWS AFFECTING EUROCURRENCY-BASED LOAN AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective eurocurrency lending offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective eurocurrency lending offices) to honor its obligations hereunder to make or maintain any Loan or Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to Borrowers and to Agent. Thereafter: (a) the obligations of Banks to make Eurocurrency-based Loans and the right of Borrowers to convert an Advance or refund an Advance as a Eurocurrency-based Loan shall be suspended; and (b) if any of the Banks may not lawfully continue to maintain a Eurocurrency-based Loan to the end of the then current Interest Period, the Prime-based Rate shall be the Applicable Interest Rate for such Bank's Eurocurrency-based Loans for the remainder of such Interest Period.

         Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of a condition that would make it unlawful or impossible to maintain any Loan or Advance with interest at the Eurocurrency-based Rate, it will, to the extent not inconsistent with such Bank's internal policies or otherwise disadvantageous to such Bank, use reasonable efforts to make, fund or maintain the affected Eurocurrency-based Loans of such Bank through another lending office of such Bank if, as a result thereof, such illegality or impossibility would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Bank. Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing such other lending office of such Bank pursuant to this Section 5.4.

         5.5 INCREASED COSTS. In the event that any change after the date hereof in applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Agent or any Bank with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority:

         (a) shall subject any of the Banks or Agent (or any of their respective eurodollar lending offices) to any tax, duty or other charge with respect to any Loan or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective eurodollar lending offices) of the principal of or interest on any Loan or any Note or any Letter of Credit or any other amounts due under this Agreement (except for changes in the rate of tax on the overall net income or gross receipts of any of the Banks or Agent or any of their respective eurocurrency lending offices imposed by the jurisdiction in which Agent's or such Bank's principal executive office or eurocurrency lending office is located); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurocurrency-based Loan any such requirement included in an applicable Eurodollar Reserve Requirement), risk-based capital requirement, liquidity ratio or special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks or Agent (or any of their respective eurocurrency lending offices) or shall impose on any of the Banks or Agent (or any of their respective eurocurrency lending offices) or the foreign exchange and interbank markets or other condition affecting any Loan or any of the Notes or any Letter of Credit or any commitment of Agent or any Bank under this Agreement;

and the result of any of the foregoing is to increase the costs to any of the Banks or Agent of making, renewing or maintaining any part of the Loans or its commitments hereunder or to reduce the amount or rate of return on any sum received or receivable by, or the rate of return on the capital of, Agent or any of the Banks under this Agreement, or under the Notes or under any Letter of Credit Agreement, then such Bank (if applicable) shall promptly notify Agent, and Agent shall promptly notify Borrowers and (if applicable) such Bank or Banks of such fact and demand compensation therefor and, Borrowers hereby agree to pay to Agent or such Bank such additional amount or amounts as will compensate such Agent or Bank or Banks for such increased costs or reduced return within thirty
(30) days of such notice. A certificate of a Bank demanding such compensation setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate shall be conclusively presumed to be correct save for manifest error.

         5.6 AVAILABILITY OF ALTERNATIVE CURRENCY. The Agent and the Banks shall not be required to make any Advance requested to be made in Alternative Currency if, at any time prior to making such Advance, the Agent shall determine, in its sole discretion, that (i) deposits in the Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent or any Bank; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or any Bank to make such Advance in the applicable Alternative Currency. The Agent shall promptly notify the Borrowers and Banks of any such determination.

         5.7 REFUNDING ADVANCES IN SAME CURRENCY. If pursuant to any provisions of this Agreement, the Borrower repays one or more Advances and on the same day borrows an amount in the same currency, the Agent shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the relevant Borrower, or by such Borrower to the Agent, as the case may be.

         5.8 JUDGMENT CURRENCY. The obligation of Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by the Bank of the full amount of the particular currency expressed to be payable herein or in the

Notes. The Agent shall, using all amounts obtained or received from Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of Borrowers to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable herein or in the Notes.

6.       PAYMENTS

         6.1 PAYMENT PROCEDURE.


         (a) Except as specifically set forth herein with respect to payments to be made to the Canadian Swingline Lender in connection with Swing Loans made by it, all payments by the Borrowers of principal of, or interest on, the Notes or of Facility Fees, or of Letter of Credit Obligations or Letter of Credit Fees and Agent's Fees, shall be made without setoff, deduction or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in immediately available funds to Agent. Upon receipt of each such payment, the Agent shall make payment to each Bank in like funds on the same day of all amounts received by it to the extent received for the account of such Bank.

         (b) Unless the Agent shall have been notified by the Borrowers prior to the date on which any payment to be made by Borrowers is due, that the relevant Borrower does not intend to remit such payment, the Agent may, in its discretion, assume such payment has been remitted when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If such payment has not in fact been remitted to the Agent, each Bank shall forthwith on demand, repay to the Agent the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate equal to the Federal Funds Effective Rate, as the same may vary from time to time.

         (c) Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made (except as specifically indicated to the contrary herein) on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

         (d) All payments of principal and interest on each Advance shall be payable in the currency in which such Advance was originally made. All other payments of, fees and reimbursements by Borrowers to Agent and/or the Banks shall be made in Dollars.

         6.2 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any offsets, voluntary payments by Borrowers or others and any other sums received or collected in respect of the indebtedness hereunder, shall be applied first to the costs and expenses of Agent in enforcement and collection and, second, to payment in full of Swing Loans, third, to the other indebtedness and obligations

                                      -36
of Borrowers hereunder in accordance with the respective aggregate principal amounts of each Bank's Loans and risk participations in Letters of Credit outstanding, and then, if there is any excess, to Borrowers.

         6.3 PRO-RATA RECOVERY. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the indebtedness and obligations of Borrowers hereunder in excess of its pro rata share of payments then or thereafter obtained by all Banks upon all such indebtedness and obligations, such Bank shall purchase from the other Banks such participations in the Notes and/or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the respective aggregate principal amounts of each Bank's Loans and risk participations in Letters of Credit outstanding as of the date of the Event of Default; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. To the extent any payment received by Agent or any Bank is deemed a preference, fraudulent transfer or otherwise by a court of competent jurisdiction which requires Agent or any Bank to disgorge such payment, then such payment will be deemed to have never occurred and the Loan will be increased accordingly.

         6.4 DEPOSITS AND ACCOUNTS. In addition to and not in limitation of any rights of any Agent, Bank or other holder of any Note or assignee of Letter of Credit Agreements and Letter of Credit Obligations under applicable law, Agent, each Bank and each other such holder shall, in the event and so long as there exists an Event of Default and without notice or demand of any kind, have the right to liquidate and collect all property or assets of any Borrower (including deposits and other credits), whether presently owned or hereafter acquired, in possession or control of (or owing by) Agent or such Bank or other holder for any purpose, and to apply the proceeds of any such liquidations and collections, and offset any amounts owing to Borrowers (or either of them) against obligations hereunder and under the Notes and the Documents, provided, however, that any such amount so applied by Agent or such Bank or other holder on any of the Notes shall be subject to the provisions of Section 6.2 and 6.3.

         6.5 NET PAYMENTS. All payments by Loan Parties under this Agreement or any Document shall be made in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank pursuant to the income tax laws of the United States or of the jurisdiction in which it is incorporated or the jurisdiction where such Bank's lending office is located or in which it has any other contacts or connection that would subject it to taxation therein (collectively, "Taxes")), shall not be less than the amounts otherwise specified to be paid under this Agreement and/or the Documents. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 6.5 submitted to the Borrowers by such Bank shall, absent manifest error, be presumed correct for all purposes. With respect to each deduction or withholding for or on account of any Taxes, the relevant Loan Party shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled. Borrowers agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the United States of America, any State or political subdivision thereof, or the jurisdiction in which such Bank is incorporated, or a jurisdiction in which the principal office or lending office of such Bank is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Bank shall determine are or were payable by such Bank in respect of amounts payable to such Bank pursuant to this Section 6.5.

         6.6 TAX TREATY CERTIFICATE. Each Bank (and each Person who becomes a Bank pursuant to Section 13.5 hereof) that is not incorporated under the laws of the United States of America or a state thereof, or which is lending from a lending office that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the date it becomes a Bank hereunder, it will deliver to Borrowers and the Agent duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form (a "Form 1001 or 4224"), certifying that such Bank is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal taxes. Each Bank that delivers a Form 1001 or 4224 pursuant to the immediately preceding sentence further agrees to deliver to Borrowers and Agent further copies of such Form 1001 or 4224 or other manner of certification, as the case may be, on or before the date that any such form or certification expires or becomes obsolete or upon the occurrence of any event requiring a change in the most recent form or certification previously delivered by it, unless in any such case there has occurred, on or prior to the date on which any such delivery would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof, that renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or certification with respect to it. Notwithstanding any provision of Section 6.5 to the contrary, Loan Parties shall not have any obligation to pay any Taxes (except to the extent required by law) pursuant to Section 6.5 to the extent that such Taxes result from: (i) the failure of any Bank to comply with its obligations pursuant to this Section 6.6; or (ii) any representation made on Form 1001 or 4224 by such Bank proving to have been incorrect, false or misleading in any material respect when made or deemed to be made.

         6.7 REPLACEMENT OF BANKS. In the event and so long as any Bank shall require Borrower to pay additional amounts pursuant to Section 5.5 or 6.5 hereof or shall have its obligations to make Eurocurrency- based Loans suspended pursuant to Section 5.3 or 5.4 hereof, or its obligation to make Loans denominated in Alternative Currency suspended pursuant to Section 5.6 hereof, so long as there does not exist any Event of Default hereunder, Borrower shall be entitled to (without prejudice to such Bank's right to receive such additional amounts) require such Bank to assign its interests hereunder and in the Loans (in accordance with the procedures and subject to the restrictions set forth in Section 13.5(a) hereof) to such other bank or financial institution as may be selected by Borrower and approved by Agent.

7.       CONDITIONS

         7.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND CLOSING DATE. The right of Borrowers to request the initial Loans and Letters of Credit pursuant to this Agreement is subject to, and the Closing Date of this Agreement shall be, the date of satisfaction of the following conditions:

         (a) DOCUMENTS EXECUTED AND FILED. The Borrowers shall have executed (or caused to be executed) and delivered to the Agent and, as appropriate, all of the documents, instruments and agreements indicated on the Closing Checklist (except for the Bond Settlement Documents) and each such document, instrument and other agreement shall be in form satisfactory to Agent and the Majority Banks.

         (b) PREVIOUSLY EXECUTED AND/OR DELIVERED DOCUMENTS. Borrowers (and each other Loan Party, by its acknowledgment hereof) hereby acknowledge and agrees:

               (i) Each of them are party to certain of the "Documents" (as defined in the Prior Agreement) and it is intended and agreed that each such "Document" so executed and/or delivered in connection with the Prior Agreement shall continue in full force and effect in connection with this Agreement and shall constitute a Document as defined herein;

               (ii) To the extent that any "Document" executed in connection with the Prior Agreement (including each Note and Security Document) to which a Borrower or other Loan Party is party contains any reference to the Prior Agreement, each such reference is hereby deemed amended to constitute a reference to this Agreement; and

               (iii) Each of the security agreements included in the Documents to which they are parties are hereby amended to replace, in Section 6.1 of each such security agreement the words "so long as any Event of Default exists, at the sole discretion of Agent, the Indebtedness may be put on a Remittance Basis...," with the words "The Indebtedness shall be on a Remittance Basis..."

               (iv) Each security interest, Lien, mortgage or other encumbrance granted pursuant to "Documents" executed and/or delivered under or pursuant to the Prior Agreement are intended to continue hereunder from the original dates of the grants, attachment and perfection thereof under such "Documents" executed and/or delivered in connection with the Prior Agreement.

         (c) AMENDMENT FEE. Each of the Banks who have executed this amendment and restatement of the Prior Agreement shall have been paid an amendment fee in amount equal to one-half percent (1/2%) of such Bank's Percentage of the Revolving Loan Commitment. Such amendment fee shall be deemed fully earned as of the Closing Date and shall not be refundable under any circumstance.

         (d) AGENT'S FEE. Agent shall have been paid such portions of the Agent's Fees as are due and payable on the Closing Date pursuant to a separate fee letter between Agent and Borrowers dated February _____, 2001. Such Agent's Fee shall be deemed fully earned as of the Closing Date and shall not be refundable under any circumstance.

          (e) OPINION OF BORROWER'S COUNSEL. Agent shall have received, with signed copies thereof for each Bank, opinions of counsel to the Loan Parties addressed to Agent and the Banks covering such matters as Agent shall require.

          (f) APPROVAL OF AGENT'S COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Agent, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

     7.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Agent and the Banks to make Advances and Loans (other than Revolving Loans required for the purpose of refunding Swing Loans) and the obligation of Agent to issue any Letter of Credit shall be subject to the satisfaction of the following conditions:

          (a) EFFECTIVENESS. This Agreement shall have become effective as provided in Section 7.1.

          (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of such Loan or Advance or the issuance of such Letter of Credit and after giving effect thereto: (i) there shall exist no Default or Event of Default; and (ii) all representations and warranties contained herein or in the other Documents shall be true and correct in all material respects.

          (c) ADVERSE CHANGE, ETC. Since November 30, 2000, nothing shall have occurred or become known which the Agent or the Banks shall have determined has a Materially Adverse Effect.

          (d) ENFORCEABILITY OF DOCUMENTS. Both before and after such Advance, the obligations of the Borrowers in the Documents shall be valid, binding and enforceable.

8. REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Banks to enter into this Agreement and to make Loans and Advances hereunder, the Borrowers represent and warrant to the Agent and the Banks:

     8.1 CORPORATE STATUS. Each Loan Party is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals necessary to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, including, without limitation, those required by the Environmental Laws, and is duly qualified and is authorized to do business in, and is in good standing in, all jurisdictions where by virtue of the nature of its activities or extent of its properties it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

     8.2 CORPORATE POWER AND AUTHORITY; BUSINESS. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which they are party and each of them has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which they are party and has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of the Borrowers and/or other Loan Party thereto enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or by equitable principles relating to enforceability, good faith and fair dealing.

     8.3 NO VIOLATION. Neither the execution, delivery or performance by the Loan Parties of the Documents, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein will result in a material contravention of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or will conflict or be inconsistent, in any material respect, with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of any of them pursuant to the terms of, any indenture, mortgage, deed of trust, material agreement or other material instruments to which any of them are parties.

     8.4 LITIGATION. Except as specifically set forth on Schedule 8.4 hereto, there are no actions, judgments, suits or proceedings pending or, to the Borrowers' knowledge, threatened against any Loan Party that are likely to have a Material Adverse Effect.

     8.5 USE OF PROCEEDS. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     8.6 GOVERNMENTAL APPROVALS, ETC. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic governmental or public body or authority, or by any subdivision thereof, is required to authorize or is required in connection with the execution, delivery and performance of any Document or the transactions contemplated therein, or the legality, validity, binding effect or enforceability of any Document other than certain consents from landlords of Borrowers, the absence of which will not have a Material Adverse Effect.

     8.7 TRUE AND COMPLETE DISCLOSURE. All factual information heretofore or contemporaneously furnished by or on behalf of Borrowers in writing to Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished to Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading. Except as specifically set forth on Schedule 8.7 hereto, there is no fact known to

Borrowers which affects the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of any other Loan Party which would have a Material Adverse Effect and which has not been disclosed herein.

     8.8 FINANCIAL STATEMENTS. The Borrowers have heretofore delivered to the Agent and the Banks balance sheets and statements of operations, stockholders' equity and cash flow for the fiscal year ended December 31, 1999 and the month ended November 30, 2000. The pro forma balance sheets and the other financial statements referred to in the preceding sentence were prepared in accordance with GAAP, and fairly present in all material respects the financial position of the entities described therein and the results of its operations and cash flows for the periods covered thereby.

     8.9 SECURITY INTERESTS. There exist no Liens, in the property or assets of the other Loan Parties except to the extent specifically permitted under Section
10.2 hereof.

     8.10 TAX RETURNS AND PAYMENTS. Except as set forth on Schedule 8.10 hereto, each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established to the extent required by GAAP.

     8.11 PATENTS, ETC. Except as set forth on Schedule 8.11 hereto, each Loan Party has all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its respective businesses as presently conducted and as proposed to be conducted.

     8.12 COMPLIANCE WITH LAWS, ETC. Except as set forth on Schedule 8.12 hereto, each Loan Party is in compliance, in all material respects, with all applicable laws and regulations, including without limitation those relating to pollution and environmental control, equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, and will comply, in all material respects, with all such laws and regulations which may be imposed in the future in jurisdictions in which any of them may then be doing business.

     8.13 PROPERTIES. Each Loan Party has good and marketable title to and beneficial ownership of all properties owned by it (subject only to Liens permitted by Section 10.2 hereof), as reflected in the balance sheets mentioned in Section 8.8 above and hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated.

     8.14 COLLECTIVE BARGAINING AGREEMENTS. Set forth on Schedule 8.14 hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements to which the Loan Parties are party or are subject as of the date hereof and any union, labor organization or other bargaining agent in respect of their respective employees on the date indicated in Schedule 8.14 hereto. There are no strikes pending or, to Borrowers' knowledge, threatened against any Loan Party that are likely to have a Material Adverse Effect.

     8.15 INDEBTEDNESS OUTSTANDING. Set forth on Schedule 8.15 hereto is a list and description of all Indebtedness of Borrowers (other than the Loans) that are outstanding immediately as of the Closing Date.

     8.16 ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 8.16 hereto and except to the extent such failure or circumstance would not have a Material Adverse Effect:

          (a) The Loan Parties have all permits, licenses and other authorizations which are required with respect to the operation of their businesses under any Environmental Law and each such authorization is in full force and effect.

          (b) The Loan Parties are compliance with all terms and conditions of the permits, licenses and authorizations specified in Subsection 8.16(a) above, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to them and their businesses, assets, operations and properties (including, without limitation, compliance with standards, schedules and timetables therein), including without limitation those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, the Federal Clean Air Act, and the Toxic Substances Control Act.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of Borrowers threatened against any Loan Party under any Environmental Law.

          (d) No Loan Party has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state law nor have any of them received any notification that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing materials, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively "Hazardous Materials") that it or any of their respective predecessors in interest has used, generated, stored, tested, handled, transported or disposed of, has been found at any site at which any governmental agency or private party is conducting a remedial investigation or other action pursuant to any Environmental Law.

          (e) To the best knowledge of Borrowers, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by any Loan Party on, upon, into or from any of the real properties owned or operated by them at any time. To the best knowledge of Borrowers there has been no such releases on, upon, under or into any such real property or in the vicinity of any of such real property that, through soil, surface water or groundwater migration or contamination, may be located on, in or under such real properties.

          (f) To the best knowledge of Borrowers, there is no friable asbestos in, on, or at the respective real properties or any facility or equipment of any Loan Party.

          (g) To the best knowledge of Borrowers, no real property owned or operated by any Loan Party is: (i) listed or proposed for listing on the National Priorities List under CERCLA; or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority.

          (h) To the best of Borrowers' knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance by any Loan Party with any Environmental Law, or which may give rise to any common law or legal liability, including, without limitation, liability under CERCLA or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste.

     8.17 SENIOR SUBORDINATED DEBT DOCUMENTS. All Advances and all other present and future indebtedness, obligations and liabilities pursuant to this Agreement and the Loan Documents, is "Senior Debt" as defined in the Senior Subordinated Debt Documents and, other than the Advances and all other present and future indebtedness, obligations and liabilities pursuant to the Loan Documents, there is, as of the date of this Agreement, no other "Designated Senior Debt" thereunder. True and complete copies of the Bond Settlement Documents (and any amendments thereto) shall be delivered to Agent and the Banks on or before 45 days after the date hereof and upon delivery, each such Bond Settlement Documents shall be in full force and effect.

     8.18 ERISA. Except as specifically set forth in Schedule 8.18 hereof:

          (a) Each of the Borrowers and the ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension Plans and Multiemployer Plans.

          (b) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to a Borrower or any ERISA Affiliate.

          (c) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than Zero Dollars ($0) as of the Closing Date.

          (d) Neither of the Borrowers nor any ERISA Affiliate has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code. Neither of the Borrowers nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code.

          (e) Neither of the Borrowers nor any ERISA Affiliate has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan.

          (f) Neither of the Borrowers nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

          (g) The execution, performance and delivery of the Documents by Borrower will not involve any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

     8.19 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Borrower contained in Section 8.1 through 8.18, inclusive, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all amounts owing hereunder have been repaid and the credit facilities made available hereunder have been terminated, notwithstanding any investigation made at any time by or on behalf of the Agent or any of the Banks.

9. AFFIRMATIVE COVENANTS

     Borrowers covenant and agree that, for so long as this Agreement is in effect and until the Commitments are fully terminated and the Loans and Letter of Credit Obligations together with interest, fees and all other obligations incurred hereunder or under the Loan Documents are paid in full it will and, will cause each other Loan Party to:

     9.1 REPORTING REQUIREMENTS COVENANTS. Furnish or cause to be furnished to Agent (with a copy for each Bank):

          (a) as soon as available and in any event within ninety (90) days after the close of each fiscal year of TAG, balance sheets of TAG (i) as at the end of such fiscal year and the related statements of operations, stockholders equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and a report on such balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of Borrowers as a going concern, and shall state that such financial statements fairly present, in all material respects, the financial position of Borrowers as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP, and (ii) copies of tax returns filed for the Borrowers for the fiscal year then ended;

          (b) as soon as available and in any event within thirty (30) days after the end of each month: (i) the consolidated and consolidating balance sheets of TAG as at the end of such month and the related statements of operations, of stockholders' equity and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, and in each case setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustment, (ii) reports on the Loan Parties' Inventory, agings of each Loan Parties' Accounts Receivable (with an aging summary) and accounts payable (with an aging summary), and (iii) written monthly management discussion and analysis of the Borrowers' financial results for the month then ended and a comparison of such results to the projected results for such month included in the Projections; in each case, in form and content satisfactory to Agent and certified by the chief financial officer, controller or chief accounting officer of Borrowers;

          (c) at the time of the delivery of the financial statements provided for in Subsections 9.1(a) and (b),(i) a certificate of the chief financial officer, controller or chief accounting officer of TAG to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be accompanied by a compliance certificate in a form reasonably acceptable to the Agent setting forth the calculations required to establish whether Borrowers were in compliance with the covenants in this Agreement as at the end of such period, and (ii) a compliance certificate from the chief financial officer, controller or chief accounting officer of Veltri dated as of the end of the month ended immediately prior thereto, in a form reasonably acceptable to the Agent, setting forth the calculations required to establish whether Veltri was in compliance with the terms and conditions for EDC Financing;

          (d) within four (4) days after the end of each week, a Borrowing Base calculation and certification and an Accounts Receivable summary report, in form and content satisfactory to Agent and certified by the chief financial officer, controller or chief accounting officer of Borrowers;

          (e) promptly upon receipt thereof, a copy of each annual "management letter" submitted to Borrowers by its independent accountants in connection with any annual audit made by them of the books of Borrowers;

          (f) promptly upon any officer of a Borrower obtaining knowledge of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the nature of such claimed Default or Event of Default, and explaining the action Borrowers have taken or proposes to take with respect thereto;

          (g) within (i) ninety (90) days after the end of each fiscal year of TAG, a copy of TAG's Form 10-K Report filed with the Securities Exchange Commission for such annual accounting period, and (ii) forty five (45) days after the end of each fiscal quarter of TAG, a copy of TAG's Form 10-Q Report filed with the Securities Exchange Commission for such quarterly accounting period; and

          (h) with reasonable promptness, such other information and data with respect to Loan Parties as from time to time may be reasonably requested by any Bank.

     9.2 INSURANCE. Keep its insurable properties (including but not limited to the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the relevant Loan Party, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Agent or the Majority Banks, all of which Insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as shall be satisfactory to the Agent and the Majority Banks. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Agent. The Borrowers will promptly deliver to the Agent, at the Agent's request, evidence satisfactory to the Agent that such insurance has been so procured and, with respect to casualty insurance, made payable to the Agent. If the relevant Loan Party fails to maintain satisfactory insurance as herein provided, the Agent shall have the option to do so, and the Borrowers agree to repay the Agent upon demand, with interest at the Prime-based Rate then in effect for the Revolving Loan, all amounts so expended by the Agent. The Borrowers hereby appoint the Agent or any employee or agent of the Agent as attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Agent or any employee or agent of the Agent, on behalf of the Borrowers or the relevant Loan Party, to adjust and compromise any loss under said insurance (which adjustment or compromise shall only be made with the Borrowers' consent if an Event of Default has not occurred and is not continuing hereunder) and to endorse any check or draft payable in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected shall be applied toward repair and/or replacement of the Collateral to which such casualty occurred or satisfaction of the Indebtedness in accordance in accordance with the provisions governing such application in the Documents pursuant to which Agent's Liens on such Collateral were granted.

     9.3 BOOKS, RECORDS AND INSPECTIONS. Each Loan Party will keep true books of records and accounts of all its business transactions in accordance with GAAP or (with respect to activities and transactions in foreign jurisdictions) such other accounting principals as may be required in such foreign jurisdiction and shall permit, upon reasonable prior notice by Agent to any authorized officer of Borrowers, officers and designated representatives of the Agent and/or any Banks to visit and inspect properties or assets of each Loan Party and to examine the books of account of each Loan Party and to discuss the affairs, finances and accounts of Borrower and with its and their officers and independent accountants, all at such times and intervals as the Agent may reasonably request, including, without limitation audits of Inventory and Accounts Receivable to be performed by or on Agent's behalf at Borrowers' expense: (a) so long as no Event of Default is existing, up to four (4) times each calendar year in Agent's discretion, and (b) in the event and so long as an Event of Default exists, at such intervals as Agent or the Majority Banks may require.

      9.4 PAYMENT OF TAXES AND UTILITIES. Each Loan Party will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, and all utility charges, dues, rates and assessments of whatever nature or kind and to whomever assessed now or hereafter charged or payable with respect to the Real Property, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of any Loan Party or cause a failure or forfeiture of title thereto; provided that neither Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

      9.5 COMPLIANCE WITH STATUTES, ETC. Each Loan Party will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than non-compliance which would not reasonably be expected to have a Material Adverse Effect.

      9.6 PERFORMANCE OF OBLIGATIONS. Borrowers will: (a) perform all of their obligations under the Access Agreement and Customer Agreements, and will promptly deliver to Agent copies of each notice or report issued by or to a Borrower pursuant to the terms thereof, and (b) perform in all material respects all of their obligations under the terms of each mortgage, indenture, security agreement, other debt instrument, their respective trade obligations and material contracts by which they are bound or to which they are party, except where nonperformance would not have a Material Adverse Effect and except to the extent that non-compliance with any of the foregoing is specifically described on Schedule 8.7 hereto.

      9.7 END OF FISCAL YEARS; FISCAL QUARTERS. Borrower will have its fiscal years end on December 31 and the first three fiscal quarters of each year end on each of the thirteenth (13th), twenty sixth (26th) and thirty ninth (39th) week of each year.

      9.8   ENVIRONMENTAL EVENTS.

            (a) The Borrowers will promptly give notice to the Agent upon becoming aware of any of the following which would reasonably be expected to result in liability under any Environmental Law: (i) of any violation of any Environmental Law; (ii) of any inquiry, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability from any foreign, federal, state or local environmental agency or board; or (iii) of the discovery of the release of any Hazardous Material at, on, under or from any of the real properties owned or operated by any Loan Party or any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law.

            (b) In the event of the presence of any Hazardous Material on any of the real properties owned or operated by any Loan Party which is in violation of, or which could reasonably be expected to result in liability under, any Environmental law, in each case which would have a Material Adverse Effect, upon discovery thereof and the determination of its materiality, shall take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep the Agent informed of their actions and the results.

      9.9 FURTHER GUARANTEES AND LIENS. Borrowers will, immediately after any Person at any time becoming a direct or indirect Subsidiary of a Borrower, deliver or cause to be delivered to the Agent a pledge of all of the issued capital stock of such Person, and a guarantee from such Person, together with all Security Documents applicable to such Person in the Agent's opinion, and evidence of the registration, filing and recording of the Liens on the property of such Person constituted by such Security Documents in all jurisdictions where such registration, filing or recording is necessary or of advantage to the creation, perfection, preservation or protection of such Liens, all in form, scope and substance acceptable to the Agent.

      9.10 COMPLIANCE WITH FORMULA AMOUNT. In the event that, at any time, the principal amount of the Loans and Letters of Credit exceeds the Borrowing Base, pay to Agent, for application on Swing Loans and/or Revolving Loans, an amount sufficient to eliminate such excess.

      9.11 CONSTRUCTION LIENS. Upon receiving notice or obtaining knowledge of a construction lien registered upon title to the Real Property, the Borrowers will forthwith discharge, or cause to be discharged, such lien.

      9.12 DEFEND TITLE. Each Loan Party shall warrant and defend its title to the Real Property and ensure that each document relating to the Real Property to which it is a party constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.

      9.13  ERISA. Borrower will furnish to each of the Banks:

            (a) promptly upon knowing or having reason to know of the occurrence of any: (i) Termination Event; or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of a Borrower or any ERISA Affiliates in the aggregate in excess of Five Hundred Thousand Dollars ($500,000), a written notice specifying the nature thereof, what action Borrower or ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto; and

            (b) if requested by Agent or any Bank, copies of: (i) all notices received by a Borrower or ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph (a);
(ii) upon the request of the Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan;
(iii) the most recent actuarial valuation report for each Title IV Plan; and
(iv) all notices received by a

Borrower or any ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

      9.14  Intentionally omitted.

10.   NEGATIVE COVENANTS

      Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Commitments are fully terminated and the Loans together with interest, fees and all other obligations incurred hereunder or under the Documents are paid in full, it will not and, it will not permit any Loan Party to:

      10.1 CHANGES IN BUSINESS. Materially alter the character of its primary businesses from, or enter into businesses materially different from its business as conducted as of the Closing Date except for such changes contemplated by the PSI Consolidation Plan.

      10.2 LIENS. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

            (a)   to Agent on behalf of the Banks;

            (b)   Permitted Liens;

            (c) Liens upon real or tangible personal property acquired by a Loan Party provided that: (i) any such Lien either encumbers such property prior to the acquisition thereof or is created solely for the purpose of securing indebtedness incurred to finance the acquisition thereof; (ii) the principal amount of the indebtedness secured by such Lien does not exceed the fair value of the property at the time such Lien was created; (iii) such Lien does not extend to or cover any other property other than the assets so acquired; and (iv) the incurrence of the indebtedness secured by such Lien is permitted by Section 10.3(c) hereof;

            (d) Liens upon the EDC Financing Collateral granted by Veltri to the EDC as security for the EDC Financing;

            (e)   Liens granted to Designated Customers under the Access
                  Agreement.

      10.3 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   pursuant to this Agreement and the Documents;

            (b)   Indebtedness existing as of the Closing Date and listed on
Schedule 8.15 hereof;

            (c) Indebtedness (excluding indebtedness incurred under real estate operating leases existing as of the date hereof and increases thereunder) incurred after the Closing Date to finance the cost of its acquisitions and capital leases of personal tangible property (together with indebtedness and/or liabilities under new real estate operating lease(s))not to exceed Two Hundred Fifty Thousand Dollars ($250,000) for an annual period;

            (d) trade indebtedness incurred and paid in the ordinary course of business;

            (e)   the Affiliate Loans;

            (f) the EDC Financing and EDC Indemnifications to the extent that the obligations thereunder (i) do not exceed Twenty Six Million Dollars ($26,000,000) and (ii) when added to the Tooling Loans, do not exceed the Tooling Maximum;

            (g)   the Indebtedness under the Senior Subordinated Debt Documents;

            (h)   obligations under Hedging Agreements.

      10.4  FINANCIAL COVENANTS. Permit:

            (a)   the Interest Coverage Ratio to be less than:

                  (i) as of the end of the second quarter of Borrowers' 2001 fiscal year: 1.25:1;

                  (ii) as of the end of the third quarter of Borrowers' 2001 fiscal year: 2.0:1;

                  (iii) as of the end of the fourth quarter of Borrowers' 2001 fiscal year: 2.25:1;

                  (iv) as of the end of the first quarter of Borrowers' 2002 fiscal year: 3.00:1;

                  (v) as of the end of the second quarter of Borrowers' 2002 fiscal year: 1.5:1;

                  (vi) as of the end of the third quarter of Borrowers' 2002 fiscal year: 1.2:1; and

                  (vii) as of the end of the fourth quarter of Borrowers' 2002 fiscal year: 1.30:1.

            (b)   the Leverage Ratio to be greater than:

                  (i) as of the end of the fourth quarter of Borrowers' 2001 fiscal year: 5.0:1;

                  (ii) as of the end of the first quarter of Borrowers' 2002 fiscal year: 4.0:1;

                  (iii) as of the end of any fiscal quarter thereafter: 3.0:1.

            (c)   EBITDA, to be less than:

                  (i)   for the first quarter of Borrowers' 2001 fiscal year:
                        $124,271;

                  (ii)  for the second quarter of Borrowers' 2001 fiscal year:
                        $3,216,733;

                  (iii) for the third quarter of Borrowers' 2001 fiscal year:
                        $5,618,109;

                  (iv)  for the fourth quarter of Borrowers' 2001 fiscal year:
                        $6,485,151;

                  (v)   for the first quarter of Borrowers' 2002 fiscal year:
                        $7,853,906;

                  (vi)  for the second quarter of Borrowers' 2002 fiscal year:
                        $7,715,528;

                  (vii) for the third quarter of Borrowers' 2002 fiscal year:
                        $7,134,308;

                  (viii) for the fourth quarter of Borrowers' 2002 fiscal year:
                        $8,100,408.

            (d) EBITDA, on a cumulative basis from December 1, 2000 to the end of each of the following months, to be less than the amount set forth opposite each such month:

                  (i)   December, 2000: -$773,973;

                  (ii)  January, 2001: -$1,188,041;

                  (iii) February, 2001: -$1,721,407;

                  (iv)  March, 2001: -$649,802;

                  (v)   April, 2001: $10,253;

                  (vi)  May, 2001: $1,030,153;

                  (vii) June, 2001: $2,566,931;

                  (viii) July, 2001: $2,972,408;

                  (ix)  August, 2001: $5,211,028;

                  (x)   September, 2001: $8,185,040;

                  (xi)  October, 2001: $10,479,220;

                  (xii) November, 2001: $12,684,710; and

            (xiii) December, 2001: $14,670,192.

      10.5 DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in shares of its capital stock) on, or make any other distribution with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, other than so long as TAG is taxed as an S Corporation, dividends declared by TAG for the purpose of funding (and in such amounts as are necessary for the funding of) the payment of income taxes incurred by shareholders of TAG as a result of TAG's election to be taxed as an S Corporation; provided however,
(x) that dividends and distributions otherwise permitted hereunder may only be declared and/or paid if, upon giving effect to such declaration and/or payment, no Default or Event of Default shall exist, and (y) for the purpose of determining the amount of dividends allowable, it shall be assumed that income recognized by the shareholders of TAG as a result of TAG's election to be taxed as an S corporation is subject to Federal and State of Michigan income tax at the highest marginal rates in effect for individuals.

      10.6 STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so other than redemptions of TAG stock in accordance with the terms of the Equity Ownership Plan to the extent that, upon giving effect thereto, no Default or Event of Default shall exist.

      10.7 EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person, except for: (a) sales on open account in the ordinary course of business; (b) Affiliate Loans; and (c) promissory notes issued to TAG pursuant to the Equity Ownership Plan.

      10.8 GUARANTEE OBLIGATIONS. Guarantee or otherwise be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds, goods, supplies or services for the purpose of paying or discharging indebtedness of any other person, or otherwise, except for:

            (a) by endorsement of negotiable instruments in the ordinary course of business for deposit or collection,

            (b)   the Guaranties,

            (c)   the EDC Indemnification, and

            (d) TAG's guaranties of the lease obligations of Veltri under and in connection with Veltri's existing equipment lease from ABN AMRO Canada and Westcoast Capital Corporation and the real property lease for Veltri's Windsor, Ontario location.

      10.9 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

      10.10 PROPERTY TRANSFER, MERGER OR LEASE-BACK. (a) Sell, lease, transfer or otherwise dispose of properties or assets except for (i) sales and transfers of assets having an aggregate book value of no more than One Hundred Thousand Dollars ($100,000)(1) during any calendar
- ----------
(1)     Need to determine.

year, (ii) sales and transfers among Loan Parties, (iii) sales of Inventory in the ordinary course of business, (iv) sales of machinery and equipment which are simultaneously replaced with machinery and equipment of at least equivalent value or used to repay debt related thereto, (v) sales, for fair market values, of machinery and equipment currently located at the facilities currently operated by TAG's "Production Stamping" division and commonly referred to as the "Oxford Plant", "New Baltimore Plant" and "Plant 5", and (vi) other sales and dispositions of assets with aggregate book value not to exceed Five Million Dollars ($5,000,000) the terms of which are approved in writing by the Agent and the Banks; provided that the Net Proceeds of each such sale or other disposition of property described in clauses (v) and (vi) above shall be applied toward a mandatory reduction of Loans and Advances then outstanding and a permanent reduction of the Revolving Loan Commitment in accordance with Section 4.5 hereof, and provided further that Borrowers acknowledge and agree that notwithstanding anything to the contrary set forth above, any releases of Collateral arising out of the sale or other disposition of property described in clauses (v) and (vi) above, remain subject to the consent of all Banks in accordance with Section 13.8(a) hereof and that the foregoing provisions of this
Section 10.10 do not constitute a consent to releases of interests in Collateral in connection with the potential for sales, leases or dispositions described above, (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock.

      10.11 ACQUISITIONS. Purchase or hold beneficially any Stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person or acquire all or substantially all of the assets of any Person, or of any operating or business unit of any person except for:

            (a) investments in obligations issued by the Government of Canada or the United States of America, or an instrumentality or agency of either such country, maturing within 365 days of the date of acquisition of such obligation, and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada or the United States of America;

            (b) investments in certificates of deposits issued or acceptances accepted by or guaranteed by any bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust company in one or more provinces of Canada or by a bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000, maturing within 365 days of the date of purchase;

            (c) investments in commercial paper given the highest rating by two established national credit rating agencies in Canada or the United States and maturing not more than 90 days from the date of acquisition thereof;

            (d)   existing investments in and loans and advances to Loan
Parties.

      10.12 SALE OR DISCOUNT OF RECEIVABLES. Sell or discount, notes or accounts receivables which exceed, in aggregate face value at any time, Five Hundred Thousand Dollars ($500,000).

      10.13 OTHER AGREEMENTS. Agree to (a) any amendment or revision to the Services Agreement, which would have the effect of increasing the amount or accelerating the date for, any payments thereunder, or (b) any modification to or termination of any obligation of a Designated Customer under any Access Agreement or Customer Agreement or with respect to any Designated Eligible Account or Designated Eligible Inventory, or (c) any modification to or termination of any obligation or agreement under any Bond Settlement Document once same have been entered into.

      10.14 USE OF LOAN PROCEEDS. Use or permit use of the proceeds of Loans for purposes other than those permitted under this Agreement and will not use or permit the use of any such Loan proceeds in violation of Regulation U or G of the Federal Reserve Board as now or hereafter in effect, or for any other purpose which violates provisions of regulations of the Federal Reserve Board.

      10.15 MANAGEMENT FEES AND DIVIDEND. Pay any management, consulting, business services or similar fees (including any fees or other amounts payable pursuant to the Services Agreement) or amounts to any Affiliate.

      10.16 CAPITAL EXPENDITURES. Make, or contract or agree to make, capital expenditures which would exceed:

            (a) (i) during the 2001 fiscal year of Borrowers, Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000) in aggregate amount, or (ii) during any quarter included in the 2001 fiscal year of Borrowers, Six Million Dollars ($6,000,000); and

            (b) (i) during the 2002 fiscal year of Borrowers, Eight Million Dollars ($8,000,000) in aggregate amount, or (ii) during any quarter included in the 2002 fiscal year of Borrowers, Three Million Dollars ($3,000,000).

      10.17 EXCESS INVENTORY. Purchase, acquire or possess, at any time, "raw materials" Inventory in excess of what is necessary to produce parts for Designated Customers under then outstanding "releases" issued by such Designated Customers in accordance with effective purchase orders.

11.   DEFAULTS

      11.1 FAILURE TO PAY MONIES DUE. If a Borrower shall fail to pay, when due, (a) any principal, interest, or fee under any Note or this Agreement and ten (10) days shall pass after the due date therefor without cure, or (b) any Letter of Credit Obligation to be paid hereunder or under any Letter of Credit Agreement in accordance with the terms hereof and thereof and ten (10) days shall pass after the due date without cure.

      11.2 MISREPRESENTATION. If any warranty or representation of any Loan Party in connection with or contained in this Agreement or any other Document, or if any financial data or other information now or hereafter furnished to the Agent or the Banks by or on behalf of a Loan Party shall prove to be false or misleading in any material respect and, in the case of any such circumstance which is capable of being cured within a period of thirty (30) days, the continuation thereof for a period of thirty (30) days after the earlier of: (i) Borrowers' actual knowledge thereof, or (ii) written notice by Bank to Borrowers.

      11.3 NONCOMPLIANCE WITH AGREEMENT. If any Loan Party shall fail to perform any of its obligations and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any of the other Documents and, in the case of any such circumstance which is capable of being cured within a period of thirty (30) days, the continuation thereof for a period of thirty (30) days after the earlier of: (i) Borrowers' actual knowledge thereof, or (ii) written notice by Bank to Borrowers.

      11.4 OTHER DEFAULTS. (i) If any Loan Party shall default in the due payment of any of its indebtedness (other than the Indebtedness and the Senior Subordinated Notes) which is in the aggregate in an amount greater than Five Hundred Dollars ($500,000) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default shall not be waived and shall be continued for a period sufficient to permit acceleration of the indebtedness; or
(ii) the Bond Settlement Documents have not been entered into (or are not effective) and delivered to Agent on or before 45 days after the date hereof.

      11.5 JUDGMENTS. If there shall be rendered against any Loan Parties one or more judgments or decrees involving an aggregate liability of Five Hundred Thousand Dollars ($500,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of any Loan Party shall be issued and levied and not released or appealed and bonded in a manner reasonably satisfactory to the Agent.

      11.6 BUSINESS SUSPENSION, BANKRUPTCY, ETC. If any Loan Party shall voluntarily suspend transaction of its business, shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of such Loan Party, under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by any Loan Party or shall be commenced against any Loan Party and shall not be discharged within forty-five (45) days of commencement; or a receiver, trustee or custodian shall be appointed for any Loan Party or for any substantial portion of its properties or assets involuntarily and shall not be terminated within forty-five (45) days of such appointment.

      11.7 CHANGE OF CONTROL. If any Change of Control occurs, whether by reason of death, merger, consolidation or sale and such Change of Control adversely impacts, in the sole judgment of the Banks, upon the ability of the Borrowers to carry on business as theretofore conducted.

      11.8 REPUDIATIONS, REVOCATIONS, ETC. (i) If there is any repudiation, revocation or any attempt to repudiate or revoke any Document by any Loan Party, or (ii) if any Designated Customer shall default in payment or performance of any of its obligations under an Access Agreement or Customer Agreement and such default continues for a period in excess of five (5) Business Days or if any Designated Customer shall repudiate, revoke, modify or terminate, or attempt to repudiate, revoke, modify or terminate any Access Agreement or Customer Agreement, or any of its obligations thereunder or shall engage in any resourcing as described in the Customer Agreements, or (iii) before the Bond Settlement Documents have been entered into and are effective, if any holder of a Senior Subordinated Notes takes any action to collect on the Senior Subordinated Notes, including without limitation the acceleration thereof or the commencement of any involuntary bankruptcy proceeding or other insolvency proceeding, or (iv) once the Bond Settlement Documents have been entered into, if any holder of Senior Subordinated Notes shall repudiate, revoke or attempt to repudiate or revoke any obligation under a Bond Settlement Document or shall breach any obligation owed by it under a Bond Settlement Document, or (v) once the Bond Settlement Documents have been entered into, if, at any time there are not Bond Settlement Documents in effect with respect to at least seventy six percent (76%) of the face amount of Senior Subordinated Notes, or (vi) once the Bond Settlement Documents have been entered into, if any holders or holder of Senior Subordinated Notes who is not party to a Bond Settlement Document shall institute any action or proceeding to collect amounts evidenced by the Senior Subordinated Notes held by such holder or to otherwise enforce Borrower's obligations with respect to Senior Subordinated Debt Documents.

      11.9 INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE BENEFIT PLAN(S). If a Borrower or ERISA Affiliate shall fail to meet its minimum funding requirements under ERISA with respect to any Pension Plan or if any Termination Event occurs with respect to any such Pension Plan and such event continues for thirty (30) days and there shall result therefrom a liability which is likely to have a Material Adverse Effect.

      11.10 OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If there shall occur, with respect to any Pension Plan maintained by a Borrower or any ERISA Affiliate, any reportable event (within the meaning of Section 4043(b) of ERISA) which constitutes a ground for the termination of any such plan, and such event continues for thirty (30) days, provided that termination of such plan or appointment of such trustee would have a Material Adverse Effect.

      11.11 EXERCISE OF REMEDIES. If an Event of Default has occurred and is continuing hereunder:

            (a) Agent may, and upon the written direction of the Majority Banks, Agent shall, terminate Banks' commitments to make Advances and Agent's commitment to issue Letters of Credit;

            (b) Agent may and upon the written direction of the Majority Banks, Agent shall: (i) declare the entire unpaid balance of the indebtedness hereunder, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrower, and/or (ii) require the payment by Borrowers into a restricted demand deposit account with Agent of an amount equal to the undrawn face amount of any outstanding Letters of Credit; and

            (c) immediately and automatically upon the occurrence of any Event of Default specified in Subsection 11.6 above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal of the Loans and other indebtedness hereunder, including the Notes, shall become automatically due and payable;

            (d) Agent may, and upon the written direction of the Majority Banks, Agent shall, on behalf of all Banks, exercise any remedy permitted by this Agreement, the other Documents or law.

      11.12 WAIVER OF DEFAULTS. No Event of Default shall be waived by the Banks except in a writing made in accordance with Section 13.8 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Agent's rights or of Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or future Event of Default. No forbearance on the part of the Agent in enforcing Agent's or any of Banks' rights shall constitute a waiver of any of their respective rights. Borrowers expressly agree that this Section may not be waived or modified by Banks or Agent by course of performance, estoppel or otherwise.

12.   AGENT

      12.1 APPOINTMENT OF AGENT. Each Bank appoints and authorizes Agent to act on behalf of such Bank or holder under the Documents and to exercise the respective powers hereunder and thereunder as are specifically delegated to or required of them by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including, the power to execute financing or similar statements or notices and other documents. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent (to the extent Agent is not reimbursed by Borrowers), for all reasonable out-of-pocket expenses (including house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Loan Parties under this Agreement or the Documents or any other instrument executed pursuant hereto, pro rata according to such Bank's Percentage of the Loans. Agent shall not be required to take any action under the Documents, or to prosecute or defend any suit in respect of the Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished pursuant hereto shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      12.2 DEPOSIT ACCOUNT WITH AGENT. Borrowers hereby authorize Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest or other payment due under this Agreement, the Notes, any Letter of Credit Agreement or other Document when the same becomes due and payable under the terms of this Agreement, the Notes, and Letter of Credit Agreement or the other Documents.

      12.3 EXCULPATORY PROVISIONS. Agent agrees to exercise its rights and powers, and to perform its duties as Agent hereunder and under the Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 12.3 (and no implied covenants or other obligations shall be read into this Agreement against the Agent). Agent shall not be liable to any Bank for any action taken or omitted to be taken by it under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, nor to make any inquiry respecting the performance by Borrowers of obligations hereunder or thereunder, and each of them shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which is believes to be genuine and to have been presented by a proper person.

      12.4 SUCCESSOR AGENTS. Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrowers and all Banks. If Agent at any time shall resign, Majority Banks may appoint a successor Agent which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request.

      12.5 RIGHT OF AGENT AS BANK. Agent, in its capacity as a Bank, shall have the same rights and powers with respect to the credit extended by it, and the Notes held by it, and with respect to participation interests in Letters of Credit issued and Letter of Credit Agreements entered pursuant hereto, as any Bank, and may exercise the same as if it were not Agent, or the issuer of Letters of Credit, and the term "Bank" and, when appropriate, "holder" shall include Agent its individual capacity.

      12.6 CREDIT DECISIONS. Each Bank acknowledges that it has and shall, independently of Agent and each other Bank and based on the financial statements of Loan Parties and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

      12.7 NOTICES BY AGENT. Agent shall give prompt notice to each Bank of each notice or request required or permitted to be given to Agent by Borrower pursuant to the terms of this Agreement and of any litigation commenced by or against Agent with respect to this Agreement.

      12.8 AGENT'S FEES. The Borrowers shall pay to Agent the Agent's Fees at the times and in the amount set forth (or to be set forth from time to time) in a letter agreement between Agent and Borrowers. The Agent's Fees described in this Section are not refundable under any circumstances.

      12.9 NATURE OF AGENCY. The appointment of Agent as agent is for the convenience of Banks and the Borrowers in making Advances of the Loans, issuing Letters of Credit, collecting fees and principal and interest on the Loans and dealing with Borrower. No Bank is purchasing the Loans from Agent and this Agreement is not intended to be a purchase or participation agreement.

      12.10 ACTIONS; CONFIRMATION OF AGENT'S AUTHORITY TO ACT IN EVENT OF DEFAULT. Subject to Section 13.8 hereof, Agent is hereby expressly authorized to act in all litigation and in all other respects as the representative of Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or any of the Documents. In conducting such litigation hereunder on behalf of Banks, Agent shall at all times be indemnified by Banks as provided in Section 12.1 hereof. Agent shall undertake to give each Bank prompt notice of any litigation commenced against Agent and/or Banks with respect to this Agreement the Documents or any matter referred to herein or therein.

      12.11 AUTHORITY OF AGENT TO ENFORCE NOTES AND THIS AGREEMENT. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes, this Agreement and the Documents (or any of them) and to file such proofs of claim or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the Documents (or any of them). The Banks hereby agree to indemnify Agent for any and all actions taken by Agent at the direction of the Majority Banks.

13.   MISCELLANEOUS

      13.1 LAW OF MICHIGAN; SUBMISSION TO JURISDICTION. This Agreement, the Notes and Documents have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan except in the case of certain of the Documents executed by Loan Parties organized in Canada, which Documents expressly state that they are to be governed by the laws of Ontario, Canada. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Any legal action or proceeding with respect to this Agreement or any other Document may be brought in the courts of the State of Michigan or of the United States District Court for the Eastern District of Michigan, or in the courts of the Province of Ontario, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Borrowers further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address for notices pursuant to Section 13.3 hereof, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the rights of the Agent or any Bank to serve process in any other manner permitted by law.

      Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any proceedings arising out of or in connection with this Agreement or any Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      13.2 AGENT'S COSTS AND EXPENSES. Borrowers shall pay all costs and expenses, including, by way of description and not limitation, reasonable attorney fees and out-of-pocket expenses and lien and title search fees incurred by Agent in connection with the commitment, consummation, and closing of the loans contemplated hereby and in the exercise and enforcement of its rights and prerogatives hereunder and under the Documents. All costs, including attorney fees, incurred by Agent in revising, protecting, exercising or enforcing any of its rights hereunder and under the Documents, or otherwise incurred by Agent in connection with an Event of Default or incurred by Agent or any of the Banks in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Borrower hereunder or under the Documents, shall also be paid by Borrowers.

      13.3 NOTICES. Except as otherwise provided herein, all notices hereunder shall be sufficient if made in writing and delivered to the mailing and delivery address of the respective parties indicated on the signature pages to this Agreement, or transmitted to the facsimile or telex numbers set forth on their respective signature pages to this Agreement. All such notices shall be deemed received (i) two (2) Business Days after deposit thereof in the mails, if given by mail, (ii) one (1) Business Day after deposit with express courier service, or (iii) if by facsimile or telex transmission, the Business Day of transmission if transmitted during customary business hours of the addressee and, if not transmitted during such business hours, the following Business Day, provided, however, that notices to the Agent shall not be effective until actual receipt thereof.

      13.4 FURTHER ACTION. Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may be required to carry out the intent and purpose of this Agreement and the Documents, and to provide for Loans under and payment of the Notes, according to the intent and purpose herein and therein expressed.

      13.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Borrowers, Agent and Banks and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrowers of any rights or duties hereunder. Any Bank may sell, assign, grant participations in, or otherwise transfer to any other Person all or part of the interests of such Bank under this Agreement and the Notes and the Documents (including its participation interests in Letters of Credit), and Loans made and to be made by such Bank, subject to the following terms and conditions:

            (a) ASSIGNMENTS. Each Bank, with the written consent of the Agent (which consent shall not be unreasonably withheld) may assign all or a portion of its Loans, Notes and other interests and obligations under this Agreement and the Documents pursuant to an Assignment Agreement to another Bank or (with the consent of TAG which consent shall not unreasonably be withheld, provided that no such consent shall be required in connection with any assignment made during any period when an Event of Default is existing) to other commercial banks or financial institutions, provided that the aggregate amount of the

Commitments and Loans so assigned, and the portion thereof retained by such assigning Bank (if any), shall in each case be not less than Five Million Dollars ($5,000,000) after giving effect to such assignment. Any such assignment will become effective five (5) Business Days after the Agent's receipt of a copy of the Assignment Agreement executed by the assigning Bank and the assignee Bank, payment to Agent of a processing and recordation fee in the amount of Three Thousand Five Hundred Dollars ($3,500) for Agent's sole account, and delivery to Agent (in escrow, pending issuance of Notes pursuant to the following sentence) of the assigning Bank's then effective Note. On or before such effective date (x) Agent shall provide TAG with written notice of such assignment, (y) Borrowers shall execute and deliver to Agent new Notes made payable to the assignee and assignor, and (z) Agent shall prepare and deliver to Borrowers and the Banks a new Exhibit "E" to this Agreement (which new Exhibit "E" shall automatically and without further action or consent be deemed to amend and restate the prior Exhibit "E") setting forth the Percentages in effect as a result of such assignment, whereupon the assignee will become a "Bank" for all purposes of this Agreement and the other Documents, to the extent of such assignment.

            (b) PARTICIPATIONS. Each Bank may transfer or grant participating interests in its Loans, Notes and other interests and obligations hereunder to any Person ("Participants") provided that, as between such transferring Bank and its Participant, such Bank shall retain all of its power, authority and discretion to grant or participate in the granting of any waiver, consent or other approval hereunder and to participate in the approval of any amendment to this Agreement, such Bank's Notes, the Documents or any other instrument or agreement delivered hereunder or in connection herewith, except that such Bank may agree with any Participant that during the existence of the Participant's interest, such Bank will not, without consent of such Participant, agree to any amendment, modification, waiver, release or consent which pursuant to the terms hereof, requires the consent of all Banks. All amounts payable by Borrower hereunder shall be determined as if the Bank had not sold such participation.

      13.6 INDULGENCE. No delay or failure of Agent and Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and Banks would otherwise have.

      13.7 COUNTERPARTS. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

      13.8 ENTIRE AGREEMENT; AMENDMENTS; WAIVERS; CONSENTS. This Agreement, the Notes, the Letter of Credit Agreements and Letters of Credit, the Documents, and any agreements, certificates, or other documents given pursuant to the foregoing, contain and will contain the entire agreement of the parties hereto, and none of the parties shall be bound by anything not expressed in writing, except that Borrowers shall be bound by telephonic requests for Loans made hereunder. No amendment or waiver of any provision of this Agreement or any Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

            (a)   unless in writing and signed by all Banks;

                  (i) postpone a Maturity Date or any other date fixed for any payment of principal of, or interest on, any Loans, Letter of Credit Obligation or any fees payable hereunder;

                  (ii) reduce the principal of, or interest on, any Note or any Letter of Credit Obligation or any fees or other amounts payable hereunder;

                  (iii) subject Banks to any additional obligations, increase the aggregate amount of principal indebtedness which may be incurred under the Notes, or (except as specifically set forth in Section 13.5(a) hereof) change the Percentages;

                  (iv) release any Collateral for any of Borrowers' obligations and indebtedness to Agent and the Bank;

                  (v)   change this Section 13.8;

                  (vi) change the definition of "Majority Banks" or otherwise change the Percentage required to take or authorize any action hereunder; and
                        (b) unless in writing and signed by the Agent in addition to all Banks, affect the rights or duties of the Agent under this Agreement or any Document.

      13.9 CONFIDENTIALITY. Each Bank agrees that all documentation and other information made available by Borrower to such Bank under the terms of this Agreement shall (except to the extent required by regulatory authority or legal or governmental process or otherwise by governmental authority or law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of such Bank, or was theretofore known or hereafter becomes known to such Bank independent of any disclosure thereto by a Borrower) be held in the strictest confidence by such Bank and used solely in administration and enforcement of Loans from time to time outstanding from such Bank to Borrowers and in the prosecution or defense of legal proceedings arising in connection herewith; provided that: (i) such Bank may disclose such documentation and information to the Agent and/or to any other Bank which is a party to this Agreement; and (ii) such Bank may disclose such documentation and other information to any other bank or other Person to which such Bank sells or proposes to sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees for the benefit of Borrower to comply with the provisions of this Section 13.9.

      13.10 INTEREST. It is the intention of the parties hereto that each Bank and the Agent shall conform to usury laws applicable to them, if any. Accordingly, if the transactions with any Bank or Agent contemplated hereby would be usurious under such applicable laws, then, notwithstanding anything to the contrary in the Notes or Documents payable to Agent or such Bank, this Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by Agent or such Bank under the Notes payable to Agent or such Bank, this Agreement, the Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Documents shall under no circumstances exceed the Highest Lawful Rate and any excess shall be credited automatically, if theretofore paid, on the principal amount of Loans owed to such Agent or Bank or, if it has no Loans outstanding, shall be refunded to Borrower by such Bank,
(ii) in the event that the maturity of any such Note or other Indebtedness hereunder is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Agent or such Bank shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Agent or such Bank (as applicable) on the principal amount of the Indebtedness owed to Agent or such Bank (as applicable) by the Borrower or, if no such Indebtedness is then outstanding, shall be refunded to the Borrower. Without limiting the foregoing, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as the same may be amended, replaced or enacted from time to time) payable under this Agreement exceed the maximum amount of interest on the "credit advanced" (as defined in that section under this Agreement lawfully permitted under that section).

      13.11 JURY WAIVER. Each of the parties to this agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Documents or the transactions contemplated hereby or thereby.

      13.12 CONFLICTS. In the event of direct conflict between the provision of this Agreement and any term of any Security Document, the relevant term of this Agreement shall control.

      13.13 EFFECTIVE UPON EXECUTION. This amendment to and restatement of the Prior Agreement shall become effective upon the later of the execution hereof by the Majority Banks, Agent and Borrowers and the Closing Date (and the execution and delivery, as appropriate, to Agent of all of the documents, instruments and agreements indicated on the Closing Checklist) and shall remain effective until all Loans and obligations hereunder have been repaid and discharged in full and no commitment to fund any Loan hereunder remains outstanding. Upon the effective date hereof, this Amendment shall constitute the waiver by the Agent and Majority Banks of the requirements of Section 10.4 of the Agreement (as it was in effect prior to the date of this Amendment) for the second, third and fourth fiscal quarters of Borrowers' 2000 fiscal year, and of any Defaults or Events of Default which may have existed as a consequence of Borrower's failure to comply with such requirements as of such dates.

      13.14 COLLATERAL VALUATIONS. Borrowers agree to permit Agent and its designees to conduct such fair market value appraisals, inspections, surveys and/or testing, whether for environmental contamination or otherwise, that Agent deems necessary, on any and all real property upon which Agent may possess a mortgage or other lien securing the Loans, and the cost of such appraisals, inspections, surveys and testing are part of the costs and expenses for which Borrowers must reimburse Agent upon demand.

      13.15 WAIVER OF CLAIMS. EACH BORROWER, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS A SHAREHOLDER, PARTNER, OFFICER, DIRECTOR, INVESTOR AND/OR CREDITOR OF BORROWER, OR ANY ONE OR MORE OF THEM, HEREBY WAIVES, DISCHARGES AND FOREVER RELEASES AGENT AND EACH BANK, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS EACH OR BOTH MAY HAVE OR MAY HAVE MADE OR WHICH ARE BASED ON FACTS OR CIRCUMSTANCES ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AGREEMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF AGENT, ANY BANK OR BANKS, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.

      13.16 WRITTEN MODIFICATIONS. Agent and Banks anticipate that discussions addressing the Loans may take place in the future. During the course of such discussions, Agent, Banks and Borrowers, may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by Agent and Majority Banks (or to the extent required pursuant to Section 13.8 of this Agreement, all of the Banks), Agent will not be bound by an agreement on any individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Borrower, Agent and Majority Banks (or to the extent required pursuant to Section 13.8 of this Agreement, all of the Banks).

      13.17 ADDITIONAL DOCUMENTATION. Each Borrower agrees to execute any and all additional or supplemental documentation, and provide such further assistance and assurances as Agent may require, in Agent's sole and absolute discretion, to give full effect of the terms, conditions and intentions of this Agreement.





                       [signatures on the following pages]

      WITNESS the due execution hereof as of the day and year first above written.

                                     TALON AUTOMOTIVE GROUP INC.



                                     By:  /s/ David J. Woodward
                                        --------------------------------------
                                     Its: Vice President
                                         -------------------------------------
                                     900 Wilshire, Suite 203
                                     Troy, Michigan 48084
                                     Attn: David J. Woodward
                                     Telephone No. (248) 362-7600
                                     Facsimile No. (248) 362-7612


                                     VELTRI METAL PRODUCTS CO.



                                     By:  /s/ David J. Woodward
                                        --------------------------------------
                                     Its: Vice President
                                         -------------------------------------
                                     900 Wilshire, Suite 203
                                     Troy, Michigan 48084
                                     Attn: David J. Woodward
                                     Telephone No. (248) 362-7600
                                     Facsimile No. (248) 362-7612


                                     COMERICA BANK, as Agent and Bank



                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------
                                     500 Woodward Avenue
                                     Detroit, MI 48226-3241
                                     Attn:
                                          ------------------------------------
                                     Telephone No. (313) 222-0242
                                     Facsimile No. (313) 222-5759

                                     VELTRI METAL PRODUCTS CO.



                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------
                                     900 Wilshire, Suite 203
                                     Troy, Michigan 48084
                                     Attn: David J. Woodward
                                     Telephone No. (248) 362-7600
                                     Facsimile No. (248) 362-7612


                                     COMERICA BANK, as Agent and Bank



                                     By: /s/ Russell A. Stokes
                                        --------------------------------------
                                     Its: Vice President
                                         -------------------------------------
                                     500 Woodward Avenue
                                     Detroit, MI 48226-3241
                                     Attn:
                                          ------------------------------------
                                     Telephone No. (313) 222-0242
                                     Facsimile No. (313) 222-5759



                                     NATIONAL BANK OF CANADA, NEW YORK BRANCH


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------

                                     NATIONAL BANK OF CANADA, NEW YORK BRANCH


                                     By:   /s/  Duane K. Bedard
                                        --------------------------------------
                                     Its:  Vice President/Manager
                                         -------------------------------------


                                     By:   /s/  Kevin Finn
                                        --------------------------------------
                                     Its: Vice President
                                         -------------------------------------


                                     Telephone No.   248/354-4800
                                                   ---------------------------
                                     Facsimile No.   248/354-1768
                                                   ---------------------------



                                     PARIBAS


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     MICHIGAN NATIONAL BANK


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------

                                     NATIONAL BANK OF CANADA, NEW YORK BRANCH


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------



                                     BNP PARIBAS


                                     By: /s/ NICHOLAS C. MAST
                                        --------------------------------------
                                     Its: Managing Director
                                         -------------------------------------


                                     By: /s/ Brian Hewett
                                        --------------------------------------
                                     Its:  Director
                                         -------------------------------------


                                     Telephone No.   312 853 6034
                                                   ---------------------------
                                     Facsimile No.   312 853 6020
                                                   ---------------------------


                                     MICHIGAN NATIONAL BANK


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------

                                    NATIONAL BANK OF CANADA, NEW YORK BRANCH


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     PARIBAS


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     MICHIGAN NATIONAL BANK


                                     By:  /s/ Frederick W. Puleo
                                        --------------------------------------
                                     Its:  Vice President
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------

                                     FLEET BANK


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     DRESDNER BANK AG NEW YORK AND GRAND CAYMEN
                                     BRANCHES

    Michael Petix
      /s/                            By:  /s/ James M. Gallagher
                                        --------------------------------------
   Vice President                    Its:  First Vice President
                                         -------------------------------------


                                     Telephone No.  212-429-2294
   312-444-1313                                    ---------------------------
   312-444-1192                      Facsimile No.  212-429-3009
                                                   ---------------------------


                                     LASALLE BANK NATIONAL ASSOCIATION


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------

Each of the undersigned hereby acknowledges and agrees to the foregoing amendment and restatement of the Prior Agreement.

VS HOLDINGS, INC.


By:
   ---------------------------

Its:
    --------------------------

                                     FLEET BANK


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     DRESDNER BANK AG NEW YORK AND GRAND CAYMEN
                                     BRANCHES


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     LASALLE BANK NATIONAL ASSOCIATION


                                     By:  /s/ James Thompson
                                        --------------------------------------
                                     Its:  Group Senior Vice President
                                         -------------------------------------


                                     Telephone No.  312-904-8092
                                                   ---------------------------
                                     Facsimile No.  312-904-8169
                                                   ---------------------------

Each of the undersigned hereby acknowledges and agrees to the foregoing amendment and restatement of the Prior Agreement.

VS HOLDINGS, INC.


By:
   ---------------------------

Its:
    --------------------------

                                     FLEET BANK


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     DRESDNER BANK AG NEW YORK AND GRAND CAYMEN
                                     BRANCHES


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------


                                     LASALLE BANK NATIONAL ASSOCIATION


                                     By:
                                        --------------------------------------
                                     Its:
                                         -------------------------------------


                                     Telephone No.
                                                   ---------------------------
                                     Facsimile No.
                                                   ---------------------------

Each of the undersigned hereby acknowledges and agrees to the foregoing amendment and restatement of the Prior Agreement.

VS HOLDINGS, INC.


By:  /s/ David J. Woodward
   ---------------------------

Its:  Vice President
    --------------------------